UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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☐	Definitive Proxy Statement.
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☐	Soliciting Material Pursuant to § 240.14a-12.

CUBESMART
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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5 Old Lancaster Road
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 To Be Held on May 27, 2015

Dear Shareholder:

You are cordially invited to attend our 2015 annual meeting of shareholders to be held on May 27, 2015, at 8:00 a.m., Eastern Time, at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, for the following purposes:

1.                            To elect as Trustees the eight individuals named in the accompanying proxy statement to serve until our 2016 annual shareholders meeting and until their successors are duly elected and qualified;

2.                            To consider and vote on a proposal to amend our current Declaration of Trust (the “Declaration of Trust”) to increase the authorized common shares of beneficial interest (the “common shares”) from 200,000,000 to 400,000,000;

3.                            To consider and vote on a proposal to amend the Declaration of Trust to simplify the ownership limitation provisions of the Declaration of Trust;

4.                            To consider and vote on a proposal to amend the Declaration of Trust to increase the “Ownership Limit” pertaining to ownership of the common shares from 5.0% to 9.8%;

5.                            To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015;

6.                            To cast an advisory vote to approve our executive compensation; and

7.                            To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 13, 2015 will be entitled to notice of and to vote at the meeting.

Your vote is important.  Whether or not you plan to attend the annual meeting, please vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope.  Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to attend the meeting.  If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet.  Our Proxy Statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian.

By Order of the Board of Trustees,

Malvern, Pennsylvania April 17, 2015	Jeffrey P. Foster, Secretary

5 Old Lancaster Road
Malvern, Pennsylvania 19355

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING
OF SHAREHOLDERS

The Board of Trustees of CubeSmart is soliciting proxies to be voted at the annual meeting of shareholders to be held on May 27, 2015, at 8:00 a.m., Eastern Time, and at any adjournment or postponement of the meeting. This proxy statement, the form of proxy and our 2014 Annual Report on Form 10-K are first being furnished to shareholders and made available electronically on our website at www.cubesmart.com under “Investor Relations” beginning on or about April 17, 2015.

At the meeting, we will ask the holders of record of our common shares of beneficial interest as of the close of business on March 13, 2015 to consider and vote on the proposals listed below:

(1)                       To elect as Trustees the eight individuals named in the accompanying proxy statement to serve until our 2016 annual shareholders meeting and until their successors are duly elected and qualified;

(2)                       To consider and vote on a proposal to amend our current Declaration of Trust (the “Declaration of Trust”) to increase the number of authorized common shares of beneficial interest (the “common shares”) from 200,000,000 to 400,000,000;

(3)                       To consider and vote on a proposal to amend the Declaration of Trust to simplify the ownership limitation provisions of the Declaration of Trust;

(4)                       To consider and vote on a proposal to amend the Declaration of Trust to increase the “Ownership Limit” pertaining to ownership of the common shares from 5.0% to 9.8%;

(5)                       To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015;

(6)                       To cast an advisory vote to approve our executive compensation; and

(7)                       To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Trustees knows of no other business that will be presented for consideration at the meeting. If any other matter should be properly presented at the meeting or any adjournment or postponement of the meeting for action by the shareholders, the persons named in the proxy form will vote the proxy in accordance with their best judgment on such matter.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholders Meeting to Be Held on May 27, 2015

This proxy statement, the form of proxy and our 2014 Annual Report to Shareholders are available at http://investors.cubesmart.com/CorporateProfile.aspx?iid=4095755

ABOUT THE MEETING

Introduction; Proposals for Shareholder Consideration.

We have provided to our shareholders a Notice of Internet Availability of Proxy Materials, which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, at no charge, you should follow the instructions for requesting such materials in the Notice.

This proxy statement and the form of proxy, which are first being furnished to shareholders on or about April 17, 2015, contain information related to the solicitation of proxies for use at our 2015 annual meeting of shareholders, to be held on May 27, 2015, at 8:00 a.m., Eastern Time, at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, for the following proposals:

•                                          to elect as Trustees eight individuals to serve until our 2016 annual shareholders meeting and until their successors are duly elected and qualified;

•                                          to consider and vote on a proposal to amend the Declaration of Trust to increase the authorized common shares from 200,000,000 to 400,000,000;

•                                          to consider and vote on a proposal to amend the Declaration of Trust to simplify the ownership limitation provisions of the Declaration of Trust;

•                                          to consider and vote on a proposal to amend the Declaration of Trust to increase the “Ownership Limit” pertaining to ownership of the common shares from 5.0% to 9.8%;

•                                          to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015;

•                                          to cast an advisory vote to approve our executive compensation; and

•                                          to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

This solicitation is made by CubeSmart on behalf of our Board of Trustees. “We,” “our,” “us” and the “Company” refer to CubeSmart, a Maryland real estate investment trust.

What are the Board’s recommendations?

Our Board recommends that you vote:

•                                          FOR the election as Trustees of the individuals nominated and named in this proxy statement to serve as Trustees;

•                                          FOR the proposal to amend the Declaration of Trust to increase the authorized common shares from 200,000,000 to 400,000,000;

•                                          FOR the proposal to amend Declaration of Trust to simplify the ownership limitation provisions of the Declaration of Trust;

•                                          FOR the proposal to amend Declaration of Trust to increase the “Ownership Limit” pertaining to ownership of the common shares from 5.0% to 9.8%;

•                                          FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

•                                          FOR the approval, on an advisory basis, of our executive compensation.

Who is entitled to vote at the annual meeting?

Only holders of record of our common shares at the close of business on March 13, 2015, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. Our common shares are the only class of securities entitled to vote at the meeting.  As of the record date, there were 165,972,860 common shares outstanding.

Who can attend the annual meeting?

All holders of our common shares at the close of business on March 13, 2015, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 13, 2015, or a legal proxy from your broker.

What will constitute a quorum at the annual meeting?

A quorum is required to hold a valid meeting of our shareholders. The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding at the close of business on March 13, 2015 will constitute a quorum, permitting the shareholders to conduct business at the meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum, but will not be voted with respect to that matter.

How do I vote my shares that are held by my bank or broker?

If your shares are held by a bank or broker, you should follow the voting instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your bank or broker, your shares are referred to as “uninstructed shares.” Whether your bank or broker has the discretion to vote these shares on your behalf depends on the ballot item. Under the rules of the New York Stock Exchange (the “NYSE”), your bank or broker does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1, 3, 4 and 6, and as such, may not vote uninstructed shares on such proposals. However, your bank or broker has discretion to vote your shares on routine matters, such as Proposal 2 and 5.

What vote is required to approve each proposal?

Voting Rights Generally. Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Shareholders have no cumulative voting rights. Although the advisory vote on Proposal 6 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of shareowner engagement, will take the result into account in making a determination concerning executive compensation.

Proposal 1: Election of Trustees. Trustees are elected by a plurality of the votes cast at the annual meeting. Shareholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. “Votes cast” exclude abstentions and any votes withheld by banks or brokers in the absence of instructions from street-name holders (“broker non-votes”).  Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal.

Proposal 2: Approval of Amendment to Declaration of Trust to Increase the Number of Authorized Common Shares. The affirmative vote of a majority of our common shares then outstanding and entitled to vote thereon is required for the approval of the amendment to the Declaration of Trust to increase the common shares from 200,000,000 to 400,000,000. For the purposes of this vote, abstentions will have the same effect as a vote cast against the proposal.

Proposal 3: Approval of Amendment to Declaration of Trust to Simplify the Ownership Limitation Provisions of the Declaration of Trust. The affirmative vote of a majority of our common shares outstanding and entitled to vote is required for the approval of the amendment to the Declaration of Trust to simplify the ownership limitation provisions of the Declaration of Trust. For the purposes of this vote, abstentions and broker non-votes will have the same effect as a vote cast against the proposal.

Proposal 4: Approval of Amendment to Declaration of Trust to Increase the “Ownership Limit” Pertaining to Ownership of the Common Shares from 5.0% to 9.8%. The affirmative vote of a majority of our common shares outstanding and entitled to vote is required for the approval of the amendment to the Declaration of Trust to increase the “Ownership Limit” pertaining to ownership of the common shares from 5.0% to 9.8%. For the purposes of this vote, abstentions and broker non-votes will have the same effect as a vote cast against the proposal.

Proposal 5: Ratification of KPMG LLP as Our Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015 requires the affirmative vote of a majority of all votes cast on this proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Accordingly, abstentions will have no effect on the outcome of the vote on this proposal.

Proposal 6: Advisory Vote on Executive Compensation. Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal.

How do I vote if I am the record holder of my shares?

If you are a shareholder of record, there are several ways for you to vote your common shares at the annual meeting:

Voting by Internet. You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. ET on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

Voting by Mail. If you choose to vote by mail, simply complete the accompanying proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by Telephone. You may vote your shares by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Telephone voting is available 24 hours a day until 11:59 p.m. ET on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

In Person Attendance. You may vote your shares in person at the annual meeting. Even if you plan to attend the annual meeting in person, we recommend that you submit the accompanying proxy card or voting instructions, or vote by telephone or via the Internet, by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting.

May I change my vote after I return my proxy?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Secretary a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

How are proxy votes counted?

If you vote your common shares by completing the accompanying proxy card, or by voting on the Internet or by phone, and you do not revoke such proxy, your shares will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board of Trustees named in this proxy statement, “FOR” the proposal to amend the Declaration of Trust to increase the authorized common shares from 200,000,000 to 400,000,000, “FOR” the proposal to amend the Declaration of Trust to simplify the ownership limitation provisions of the Declaration of Trust, “FOR” the proposal to amend the Declaration of Trust to increase the “Ownership Limit” pertaining to ownership of the common shares from 5.0% to 9.8%, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm, “FOR” the approval on an advisory basis of our executive compensation, and as recommended by our Board of Trustees with regard to any other matters which may properly come before the annual meeting, or, if no such recommendation is given, the persons designated as proxy holders on the proxy card will vote in accordance with their best judgment on such matter.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you should vote each of your accounts by Internet, phone or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. We hired Georgeson Inc. to serve as our proxy solicitors at a cost of $7,500.  In addition to soliciting proxies by mail, our officers, Trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. We anticipate that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results for Proposals 1 through 5 will be published in a Current Report on Form 8-K and filed with the Securities and Exchange Commission, or SEC, within four business days following the annual meeting.

How can I obtain our Annual Report on Form 10-K?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is available electronically on our website at http://investors.cubesmart.com/CorporateProfile.aspx?iid=4095755. Our 2014 Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

If you wish to have printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as a copy of any exhibit specifically requested, or printed copies of this proxy statement, we will mail these documents to you without charge. Requests should be sent to: Secretary of the Company, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Our 2014 Annual Report on Form 10-K has been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov.

Who should I contact if I have any questions?

If you have any questions about the annual meeting, these proxy materials or your ownership of our common shares, please contact our Secretary by telephone at (610) 535-5000 or by fax at (610) 535-5729.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board of Trustees is currently comprised of eight Trustees.  The term of each Trustee expires at the annual meeting.  Our Board, upon the recommendation of its Corporate Governance and Nominating Committee, has nominated all eight of the current Trustees for re-election: William M. Diefenderfer III, Piero Bussani, John W. Fain, Marianne M. Keler, Christopher P. Marr, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg.

The Board of Trustees recommends that shareholders vote in favor of the election of each of the eight nominees to serve as Trustees until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified. Based on its review of the relationships between the Trustee nominees and us, the Board of Trustees affirmatively determined that seven of the eight nominees (William M. Diefenderfer III, Piero Bussani, John W. Fain, Marianne M. Keler, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg) are “independent” Trustees under the rules of the NYSE.  See “Corporate Governance — Independence of Trustees.”

The Board of Trustees knows of no reason why any nominee would be unable or unwilling to serve as a Trustee. If any nominee is unable or unwilling to serve, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders will vote for the substitute nominee recommended by the Board of Trustees, or the Board of Trustees may decrease the size of our Board of Trustees, as permitted by our bylaws. Each nominee has consented to be named in this proxy statement and has agreed to serve if elected.

When considering whether nominees for Trustee have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Trustees to fulfill its oversight responsibilities effectively in light of our business and structure, the Corporate Governance and Nominating Committee and the Board of Trustees focused primarily on the information summarized in each of the Trustees’ individual biographies set forth below.

Nominees for Election

We have summarized below the backgrounds and principal occupations of each of our nominees for Trustee and the period during which he or she has served as a Trustee.

William M. Diefenderfer III, 69, has served as our Chairman of the Board of Trustees since February 2007 and as a Trustee since our initial public offering in October 2004. Mr. Diefenderfer has been a partner in the law firm of Diefenderfer, Hoover, Boyle & Wood since 1991. He served as Chief Executive Officer and President of Enumerate Solutions Inc., a privately-owned technology company that he co-founded, from 2000 to 2002. From 1992 to 1996, Mr. Diefenderfer served as Treasurer and Chief Financial Officer of Icarus Aircraft, Inc., a privately-owned aviation technology company. Mr. Diefenderfer served a two-year term on the Public Company Accounting Oversight Board’s Standing Advisory Group from 2004 through 2005. In October 2006, he accepted appointment to the Commission on the Future of American Veterans, the purpose of which is to formulate a clear plan to guide the U.S. Department of Veteran’s Affairs for the next twenty years. Mr. Diefenderfer serves as Vice-Chairman of the Board of Directors of Enumerate Solutions Inc., as well as chairman of its Audit Committee. He currently serves as the Chairman of the Board of Navient, a publicly-traded company offering a variety of loan management, servicing and asset recovery services to clients in higher education, and federal, state, and local governments.  He is a member of Navient’s Audit and Nominations and Governance Committee.

Relevant Areas of Experience: Mr. Diefenderfer has experience serving on boards of directors and has a background in accounting, including serving a term on the Public Company Accounting Oversight Board’s Standing Advisory Group.

Piero Bussani, 50, has served as a trustee since February 2010. Since March 2013, Mr. Bussani has served as Chief Legal Officer and Executive Vice President of the Blackstone Group’s “Invitation Homes”, the largest single family home landlord in the U.S. with over 46,000 homes. Mr. Bussani overseas the legal and risk management functions for Invitation Homes. From December 2004 through March 2013, Mr. Bussani served as General Counsel and Executive Vice President for WHM LLC (aka LXR Luxury Resorts and Hotels), a leading luxury hotel management company that manages hotels and resorts owned by affiliates of the Blackstone Group. Mr. Bussani was responsible for overseeing and managing the legal, human resources and risk functions for the management and operation of hotels and resorts throughout the U.S. and Caribbean. From June 1996 through June 2007, Mr. Bussani served as General Counsel and Executive Vice President for Extended Stay America, Inc. and Extended Stay Hotels in Spartanburg, South Carolina. From July 1995 through June 1996, Mr. Bussani was Senior Real Estate Counsel for Blockbuster Entertainment Group in Fort Lauderdale, Florida. Mr. Bussani started his career as an associate in the litigation and real estate groups of Arent Fox Kintner Plotkin & Kahn in Washington, D.C. where he worked from August 1991 through July 1995.

Relevant Areas of Experience: Mr. Bussani has significant experience as a general counsel in the hospitality industry, including combined business and legal experience with regard to customer retention, occupancy, and risk mitigation.

John W. Fain, 61, has served as a Trustee since May 2012.  Mr. Fain served in various capacities at Overnite Transportation Company — now a part of UPS Freight, a subsidiary of UPS — since 1982, including as Senior Vice President — Sales and Marketing (1998 to 2012), Senior Vice President — Operations (1995-1998), and General Counsel (1982-1992). Mr. Fain was an associate, practicing real estate law, at McGuire Woods from 1978 until 1982. Mr. Fain is a member of the board of directors of the Virginia Trucking Association, the Greater Richmond YMCA (on which he has served as chairman emeritus since 2002), the Virginia Commonwealth University Foundation and Ramp Access Made Possible by Students (RAMPS). Mr. Fain also served as a director and a member of the audit committee of the Virginia Business Bank from 2006 until June 2011.

Relevant Areas of Experience: Mr. Fain has knowledge and experience in the transportation and logistics arena. In addition, Mr. Fain has also gained knowledge of our industry through his real estate law practice and his involvement in the operation and management of a large, logistics organization with multiple facilities nationwide.

Marianne M. Keler, 60, has served as a Trustee since March 2007. From 1985 to February 2006, Ms. Keler served in various positions with SLM Corporation, a publicly-traded company more commonly known as Sallie Mae and has been a member of the Sallie Mae board of directors since April 2014. She served as Sallie Mae’s General Counsel from 1997 to 2004 and was Executive Vice President for Corporate Strategy, Consumer Lending and Administration from 2005 to 2006. Ms. Keler was an attorney at the U.S. Securities and Exchange Commission from 1981 to 1984. She is a partner of Keler & Kershow, a private law firm, and chairs the board of Building Hope, a charter school lender. Ms. Keler is also a member of the board of the American University in Bulgaria and of IAU College in Aix-en-Provence, a study abroad institute. Ms. Keler serves on the Board of Regents of Georgetown University.

Relevant Areas of Experience: Ms. Keler has extensive finance, merger and acquisition, management, governance and risk management experience, including over 20 years of service as a senior corporate officer at a Fortune 100 financial services company.

Christopher P. Marr, 50, has been our President and Chief Executive Officer since January 2014 and also has served as a member of our Board of Trustees since that time.  Previously, Mr. Marr served as our President, Chief Operating Officer, and Chief Investment Officer having assumed the President and Chief Investment Officer roles in 2008 and, additionally, the Chief Operating Officer role in May 2012. Mr. Marr joined CubeSmart in 2006, serving as Chief Financial Officer and Treasurer until November 2008. Prior to joining CubeSmart, Mr. Marr was Senior Vice President and Chief Financial Officer of Brandywine Realty Trust, a publicly-traded office REIT, from August 2002 to June 2006. Prior to joining Brandywine Realty Trust, Mr. Marr served as Chief Financial Officer of Storage USA, Inc., a publicly-traded self-storage REIT, from 1998 to 2002. Mr. Marr currently serves on the board of STAG Industrial, Inc., a publicly-traded industrial REIT, and also as a member of the National Association of Real Estate Investment Trusts’ Board of Governors.

Relevant Areas of Experience: Mr. Marr has experience with boards of directors and real estate investment trusts and, in particular, knowledge and experience in the self-storage industry. Mr. Marr has gained extensive knowledge of our business through his service to our Company since 2006 and his position with Storage USA, Inc.

John F. Remondi, 52, has served as a Trustee since November 2009. Mr. Remondi is President, Chief Executive Officer and a member of the board directors of Navient, the nation’s leading loan servicing, management and asset

recovery company.   In May 2014, Navient was spun-off from Sallie Mae, formally known as SLM Corporation. Mr. Remondi was Sallie Mae’s President & Chief Executive Officer from May 2013 to April 2014.  Prior to rejoining SLM in 2008, Mr. Remondi served as Portfolio Manager to PAR Capital Management Corp. in Boston, Massachusetts, from 2005 to 2008. From 1999 to 2005, Mr. Remondi served in several financial positions with SLM, including Executive Vice President, Corporate Finance. In addition to his experience at SLM Corporation, Mr. Remondi served in corporate finance positions with New England Education Loan Marketing Corporation and BayBank Boston. Mr. Remondi is the Chairman of the Board of Directors of RIF — Reading is Fundamental as well as a member of the board of directors for Nellie Mae Education Foundation.

Relevant Areas of Experience: Mr. Remondi has considerable financial management experience, including service as chief financial officer at a Fortune 100 financial services company.

Jeffrey F. Rogatz, 53, has served as a Trustee since January 2011. Mr. Rogatz is Managing Director with Robert W. Baird & Co., an investment banking firm. Previously, Mr. Rogatz was the co-founder of Palladian Realty Capital which provides consulting and advisory services to public and private real estate companies. In addition to Palladian Realty Capital, Mr. Rogatz was the founder and President of Triangle Real Estate Advisors LLC, a real estate asset management company, which is the manager of Triangle Real Estate Securities Fund LLC. Mr. Rogatz is also founder and President of Ridgeway Capital LLC, a real estate investment and advisory firm that invests in office, industrial and retail leased assets in the Mid-Atlantic area. Prior to founding Ridgeway Capital in 2001, Mr. Rogatz was chief financial officer of Brandywine Realty Trust, a NYSE-listed real estate investment trust. Prior to joining Brandywine in 1999, Mr. Rogatz was a managing director and head of the REIT practice for Legg Mason Wood Walker, Incorporated. Mr. Rogatz was a member of the Board of Directors of CapLease, Inc., a publicly-traded diversified real estate investment trust, until its sale in 2013. Currently Mr. Rogatz is a member of the Friends of Woodlawn Library, Inc. and Opera Delaware, and a member of the William and Mary Business School Foundation Board.

Relevant Areas of Experience: Mr. Rogatz has experience serving on boards of directors and has knowledge and experience working with real estate investment trusts. Mr. Rogatz has also gained knowledge of our industry as a result his involvement in real estate ownership, strategy, operation and investment through his roles with Palladian Realty Capital and Triangle Real Estate Advisors, LLC.

Deborah R. Salzberg, 61, is the President of Forest City Washington, Inc., a Cleveland, Ohio based real estate firm specializing in the development, construction, ownership and management of mixed-use, commercial, residential, and military housing developments and has served in various capacities with Forest City since 1985.  Ms. Salzberg was President of RMS Investment Corporation, a privately held real estate management company in Cleveland, Ohio from 1999 to 2013.  Prior to joining Forest City, Ms. Salzberg was a trial attorney in the Civil Division of the U.S. Department of Justice.  Ms. Salzberg is a member of the Board of Directors of Forest City Enterprises, Inc. and the Boards of Trustees for George Washington University, Kenyon College, the District of Columbia Building Industry Council, and the White House Fellows Regional Selection Committee.

Relevant Areas of Experience:  Ms. Salzberg has experience serving on boards of directors and has knowledge and experience in the planning, development, construction and management of new construction, adaptive re-use and redeveloped real estate projects through her roles and responsibilities with Forest City Washington, Inc.

OUR BOARD OF TRUSTEES UNANIMOUSLY
RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Documents

Our Board of Trustees maintains corporate governance guidelines and a code of business conduct and ethics. To view the corporate governance guidelines and code of business conduct and ethics, as well as the charters of each of the committees of the Board, please visit our website at www.cubesmart.com. Each of these documents is also available in print, free of charge, to any shareholder who requests them in writing to the Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

Independence of Trustees

NYSE listing standards require listed companies to have a majority of independent board members and to have each of the nominating/corporate governance, compensation and audit committees comprised solely of independent Trustees. Under the listing standards and other independence requirements of the NYSE, in order for a Trustee to qualify as “independent,” our Board of Trustees must affirmatively determine that the Trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The NYSE rules currently provide that a Trustee who has any of the following relationships or arrangements will not qualify as independent:

•                                          The Trustee is, or has been within the last three years, an employee of ours, or an immediate family member of the Trustee is, or has been within the last three years, an executive officer of ours.

•                                          The Trustee has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (excluding compensation in the form of Board fees and Board committee fees and pension or other forms of deferred compensation not contingent on continued service).

•                                          (A) The Trustee or an immediate family member is a current partner of a firm that is our internal or external auditor; (B) the Trustee is a current employee of such a firm; (C) the Trustee has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Trustee or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

•                                          The Trustee or an immediate family member of the Trustee is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•                                          The Trustee is a current employee, or an immediate family member of the Trustee is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Our Board of Trustees evaluated the status of each Trustee who served on our Board during 2014.  After broadly considering all facts and circumstances (including Mr. Rogatz’s affiliation with Robert W. Baird & Co.), our Board of Trustees affirmatively determined that each of our Trustees (other than Mr. Marr) meets the independence requirements of the NYSE because each has no known relationship (material or otherwise) with us.  Our Board determined that Mr. Marr is not independent because of his current position with us as an executive officer.

Hedging Policy; Restriction on Pledges

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares.  In addition, in February 2013, we changed our restrictive policy on pledges of company securities to prohibit executives and Trustees from pledging company securities.  Our prohibition applies to pledges effected from and after the date of the change and not to pledges in effect prior to the change.  None of our current Trustees or executives have pledged company securities.

Oversight of Risk Management

Risk is inherent in business and we are exposed to a number of risks and we regularly identify and evaluate these risks and develop enterprise-based plans to manage them effectively. Our Board of Trustees and management consider risk for these purposes to be the possibility that an undesired event could occur that adversely affects the achievement of our objectives. Risks vary in many ways, including the ability of the Company to anticipate and understand the risk, the types of adverse impacts that could occur if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the Company to control the risk and the potential adverse impacts. A discussion of particular risks identified by the Company is included in our most recent Annual Report on Form 10-K filed with the SEC on February 27, 2015.

Our Board of Trustees and the relevant Board Committees that report on their deliberations to the Board have oversight of our risk management policies and procedures. In addition, our President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer are directly responsible for our enterprise risk management function and report to our Board of Trustees and the relevant Board Committees in this regard to discuss the risks facing us, highlight any new risks that may have arisen since they last met, and develop programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to control risk. The relevant Board Committees then report their discussions with the President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer regarding our risk management efforts to our Board of Trustees for consideration. Our Board of Trustees and its Committees oversee risks associated with their respective principal areas of focus as summarized below:

Board Committee	Primary Area of Risk Oversight
Audit

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Corporate Governance and Nominating	Risks and exposures associated with leadership and succession planning; and corporate governance.
Compensation

Risks and exposures associated with executive compensation programs and arrangements, including incentive plans. See “Compensation Discussion and Analysis — Additional Compensation Information — Compensation and Risks.”

In fulfilling their risk management responsibilities, our President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer have developed management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management and mitigation of critical risks. Our President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer work closely with members of executive and senior management, the heads of each Company department, and financial and accounting staff to maintain these management reporting processes. Not less than quarterly, the President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer conduct a risk disclosure meeting with all members of senior management and the heads of each Company department to discuss financial (accounting, credit, liquidity, and tax), legal, regulatory, technology, compliance and reputational risks. Our executives also report directly to our Board on at least an annual basis to apprise them directly of our risk management efforts.

Members of our senior management also participate in the implementation of our risk management policy. Not less than annually, senior management and the heads of each Company department conduct a review of all enterprise risk management policies and procedures and recommend revisions to company controls and policies. Finally, we retain outside consultants to review risks facing us and to recommend policies and programs to minimize the impact of any risks identified in connection with such review.

Communications with the Board

Shareholders and other interested parties may communicate with the Board of Trustees or with the non-management Trustees, as a group or individually, by communicating directly with the Chairman of the Board of Trustees. Please send any correspondence in writing to the “Chairman of the Board” c/o Secretary of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, who will then directly forward your correspondence to the Chairman of the Board of Trustees. The Chairman will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Trustees.

POLICIES AND PROCEDURES REGARDING REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Under our Declaration of Trust, we may enter into any contract or transaction with a Trustee, officer, employee or agent, or any person affiliated with any of them, in which such person has a material financial interest, provided that (i) the Board of Trustees is made aware of the interest and a majority of the disinterested Trustees approves or ratifies the contract or transaction; (ii) our shareholders are made aware of the interest and holders of a majority of our outstanding shares entitled to vote (excluding shares owned by the interested party) approve or ratify the contract or transaction; or (iii) the contract or transaction is fair and reasonable to us.

As set forth in our corporate governance guidelines, our Board of Trustees adopted a policy providing that transactions with a Trustee who has a personal or financial interest (direct or indirect) should be scrutinized carefully to ensure that the transaction is in our best interests and will not otherwise create a conflict of interest. Without the approval of a majority of the disinterested Trustees, we will not enter into a transaction or arrangement (including utilizing the services of any Trustee to provide legal, accounting, financial, consulting or other similar services) in which a Trustee has a material personal or financial interest (direct or indirect). Whether an interest is a material personal or financial interest in a transaction or arrangement will be determined by the Board of Trustees on a case-by-case basis, but at a minimum a Trustee will be considered to have a material personal or financial interest in a transaction or arrangement if we would be required to disclose such transaction or arrangement in our proxy statement or in our Annual Report on Form 10-K. The interested Trustee will not participate in any Board discussion regarding the matter in which he or she has such an interest. For purposes of this policy, the disinterested Trustees will consider the interests of any entity with which a Trustee is affiliated, any immediate family member of a Trustee, and any entity in which a Trustee’s immediate family member has a material interest.

Pursuant to its charter, our Corporate Governance and Nominating Committee is responsible for reviewing any transactions and arrangements with our Trustees and making a recommendation to the Board of Trustees concerning such transactions and arrangements. The Corporate Governance and Nominating Committee maintains written procedures regarding general related party transactions and office lease agreements between the Company and related parties. Below is a description of the material features of these procedures, including types of transactions that are covered by them and the standards applied in evaluating transactions and arrangements with Trustees and executive officers.

General Related Party Transaction Procedures

The General Related Party Transaction Procedures govern the review of transactions and arrangements in which Trustees or executive officers may have a direct or indirect interest that, while not technically requiring approval of the disinterested Trustees under our declaration of trust or our corporate governance guidelines, may nonetheless be advisable to be reviewed and approved by the Corporate Governance and Nominating Committee to ensure that related party transactions are properly reviewed and, if necessary, approved first by the Corporate Governance and Nominating Committee, and if appropriate, by a majority of disinterested Trustees. The procedures outline: (i) requirements and procedures for Trustees and executive officers to report any potential related party transaction to our compliance officer (currently, our Chief Legal Officer); (ii) the procedures our compliance officer follows in collecting and submitting to the Chairman of the Corporate Governance and Nominating Committee information regarding potential related party transactions; (iii) the Corporate Governance and Nominating Committee’s process for reviewing and evaluating potential related party transactions; and (iv) the process used by the disinterested Trustees in reviewing and evaluating a potential related party transaction once approved by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may consult with legal counsel as it considers all of the information compiled by our compliance officer and evaluates material issues raised and factors relating to the transaction. The Corporate Governance and Nominating Committee determines whether it is appropriate and advisable for us to engage in the transaction on the basis of whether the transaction is fair, reasonable and in our best interests, and if so, whether the proposed transaction requires approval by the disinterested members of the Board of Trustees.

TRANSACTIONS WITH RELATED PERSONS

Pursuant to lease agreements that our operating partnership entered into with Amsdell and Amsdell (an entity owned by Barry L. Amsdell and Robert J. Amsdell, former Company Trustees) during 2005 and 2006, we rented office space from Amsdell and Amsdell at The Parkview Building, a multi-tenant office building of approximately 40,000 square feet located at 6745 Engle Road, Middleburg Heights, Ohio and an office building of approximately 18,000 square feet located at 6751 Engle Road. Each of these properties is part of Airport Executive Park, a 50-acre office and flex development located in Cleveland, Ohio, which is owned by Amsdell and Amsdell. Our independent Trustees approved the terms of, and entry into, each of the office lease agreements by our operating partnership. The table below shows the office space subject to these lease agreements and certain key provisions, including the term of each lease agreement and the minimum and maximum rents payable per month during the term.

Office Space	Approximate Square Footage	Term	CubeSmart Subleased the Space to a Third Party (1)	Fixed Minimum Rent Per Month	Fixed Maximum Rent Per Month
6745 Engle Road — Suites 105, 115, 130, 215 and 300; and 6751 Engle Road — Suites E and F	21,900	12/31/2014	Yes (except Suites E and F)	$25,673	$31,205
6745 Engle Road — Suite 100	2,212	12/31/2014	Yes	$3,051	$3,709
6745 Engle Road — Suite 110	1,731	12/31/2014	Yes	$2,387	$2,901
6751 Engle Road — Suites C and D	3,000	12/31/2014	No	$3,137	$3,771

(1) The operating partnership and Amsdell and Amsdell, an entity owned by Robert and Barry Amsdell, entered into a First Amendment to Lease which modified certain terms of all of the lease agreements the operating partnership has with Amsdell and Amsdell for office space in Cleveland, Ohio. The First Amendment provided the operating partnership the ability to assign or sublease the office space previously used for its corporate office and certain operations. Separately, Amsdell and Amsdell consented to the operating partnership’s proposed sublease of approximately 22,000 square feet of office space covered by the aforementioned leases.

In addition to monthly rent, the office lease agreements require that our operating partnership reimburse Amsdell and Amsdell for certain maintenance and improvements to the leased office space. The total amount of lease payments incurred under the four office leases for the year ending December 31, 2014 was approximately $0.5 million.  The leases with Amsdell and Amsdell expired on December 31, 2014 and were not renewed by the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

Board of Trustees Meetings

Our Board of Trustees holds regular and special meetings throughout the year. During 2014, the Board of Trustees held six (6) meetings, including telephonic meetings. Each Trustee is expected to attend, in person or by telephone, all Board meetings and meetings of committees on which he or she serves. During 2014, each Trustee attended at least 75 percent of the Board of Trustees and committee meetings on which he or she served. Pursuant to our corporate governance guidelines, all of our Trustees are expected to attend our annual meetings of shareholders. All but one of our Trustees then serving on our Board attended our 2014 annual shareholders meeting.

Non-Executive Chairman of the Board; Executive Sessions

Our Board believes that independent Board leadership is a critical component of our corporate governance. William M. Diefenderfer III serves as our Non-Executive Chairman of the Board of Trustees and Christopher P. Marr serves as our Chief Executive Officer and as a Trustee. We believe that separating the positions of Chairman and Chief Executive Officer is currently appropriate for us given Mr. Diefenderfer’s business, legal, accounting and management experience and his knowledge and experience with our company.  Additionally, separating the positions of Chairman and Chief Executive Officer allows us to achieve independent oversight and evaluation of our senior management and assures effective communication between the Board of Trustees and senior management on corporate strategy, while simultaneously allowing our Chief Executive Officer to focus on growing our business and implementing our strategic business plans. As Non-Executive Chairman of the Board, Mr. Diefenderfer is charged primarily with:

•                                          presiding over meetings of our Board of Trustees and shareholders, including executive sessions of the non-management Trustees;

•                                          establishing an agenda and setting the timing and length for each Board meeting in collaboration with our Chief Executive Officer and other Trustees and meeting with our Chief Executive Officer following each meeting to discuss any open issues and follow-up items;

•                                          facilitating and coordinating communication among the non-management Trustees and our Chief Executive Officer and an open flow of information between management and our Board;

•                                          facilitating and coordinating communication among our shareholders and our Board;

•                                          periodically meeting with each non-management Trustee;

•                                          providing assistance to and consulting with our Chief Executive Officer, as necessary;

•                                          coordinating the periodic review of management’s strategic plan; and

•                                          performing such other duties and services as our Board may require.

Pursuant to our corporate governance guidelines and the independence requirements of the NYSE, in order to promote open discussion among independent Trustees, our Board of Trustees devotes a portion of each regularly scheduled Board meeting to sessions of non-management Trustees without management participation. The Chairman of the Board presides over these sessions.

Board Committees

The Board of Trustees has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of these committees are “independent” of us as that term is defined in the listing standards and other independence requirements of the NYSE. Our Board of Trustees has adopted a written charter for each of its standing committees. The full text of each charter is available on our website, www.cubesmart.com, under “Investor Relations.” In addition, each charter is also available in print, free of charge, to any shareholder who requests a copy in writing to the Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

The table below provides current membership information for each of the Board committees and the number of meetings held by each committee during 2014:

Name (1)	Audit	Compensation	Corporate Governance and Nominating
P. Bussani		X	Chair
J.W. Fain	X	X
M. M. Keler	X		X
J.F. Remondi	X	Chair
J. F. Rogatz	Chair	X
D.R. Salzberg			X
Number of Meetings in 2014	4	5	3

(1)                   Mr. Diefenderfer, our Chairman of the Board of Trustees, served as an ex officio member of each committee until May of 2014.

Audit Committee

The principal purposes of the Audit Committee are to assist the Board of Trustees in the oversight of:

•                                          the integrity of our financial statements;

•                                          our compliance with legal and regulatory requirements;

•                                          the qualification and independence of our independent registered public accounting firm; and

•                                          the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and is also responsible for reviewing with our independent registered public accounting firm any audit problems or difficulties they encounter in the course of their audit. The Audit Committee is also charged with the tasks of reviewing our financial statements, any financial reporting issues and the adequacy of internal controls with management and our independent registered public accounting firm.

Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, or Exchange Act, and applicable rules and regulations of the SEC, all as in effect from time to time. All of the members of the Audit Committee meet the foregoing requirements. The Board of Trustees determined that Messrs. Fain, Remondi and Rogatz are each an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•                                          review and approve our corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve, either as a committee or with our other independent Trustees, the appropriate level and structure of the Chief Executive Officer’s compensation;

•                                          determine and approve, either as a committee or together with our other independent Trustees, the compensation of the other executive officers;

•                                          review and recommend succession plans for our key officers;

•                                          make recommendations to the Board of Trustees regarding compensation of Trustees; and

•                                          recommend, implement and administer our incentive and equity-based compensation plans.

Our Compensation Committee’s primary responsibility is to determine and implement our compensation policies and practices. In connection with its review and approval of compensation levels and structure, the Committee has authority to approve grants of equity-based awards to our executive officers, including our Chief Executive Officer, and our employees. With respect to compensation of our executives other than our Chief Executive Officer, the Committee considers recommendations made by our Chief Executive Officer with respect to compensation of executive officers who report directly to him. In addition, the Board of Trustees has delegated to our Chief Executive Officer the authority to make one-time grants of equity-based awards to non-executive new hires and promoted employees in an amount not to exceed the equivalent of $100,000. Our Chief Executive Officer must regularly report to the Compensation Committee information concerning the grants that are made pursuant to this authority. The Board of Trustees has not delegated authority with respect to executive or Trustee compensation to any other group or person.

In carrying out its duties, the Compensation Committee has sole authority, pursuant to its charter, to retain advisors, including compensation consultants and legal counsel, to advise the Compensation Committee on executive compensation matters. The Compensation Committee also has authority to delegate to one or more subcommittees as it deems necessary and appropriate. In addition, the Compensation Committee has the authority to approve any such advisor’s or consultant’s fees and other terms of engagement. Since May, 2011, the Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to review our compensation and benefits program, analyze competitive market compensation practices and make recommendations relating to our executive compensation programs.   Our Compensation Committee assessed the independence of Frederic W. Cook & Co., Inc. under NYSE rules and concluded that the firm’s work for the Committee does not raise any conflict of interest.  Factors considered by the Committee include: (i) whether other services are provided to us by Frederic W. Cook & Co., Inc. or its representatives; (ii) the amount of fees received by Frederic W. Cook & Co., Inc. from us as a percentage of its total revenue; (iii) policies of Frederic W. Cook & Co., Inc. designed to prevent conflicts of interest; (iv) the absence of any business or personal relationship of representatives of Frederic W. Cook & Co., Inc. or its representatives with a member of the Committee; (v) whether Frederic W. Cook & Co., Inc. or its representatives own any of our securities; and (vi) whether Frederic W. Cook & Co., Inc. or its representatives have any business or personal relationship with any of our executive officers.

With respect to compensation of Trustees, our Compensation Committee has the authority to make recommendations to the Board of Trustees regarding compensation levels and structure. The Board of Trustees, however, has the ultimate authority to approve Trustee compensation levels and grants of equity-based awards to our Trustees.

The Compensation Committee currently consists of Messrs. Remondi (Chair), Bussani, Fain, and Rogatz. Each member of our Compensation Committee is independent within the meaning of the listing standards and other independence requirements of the NYSE.

Compensation Committee Interlocks and Insider Participation

Mr. Bussani, Mr. Fain, Mr. Remondi, and Mr. Rogatz served on the Compensation Committee during 2014. None of the members of the Compensation Committee during 2014 or as of the date of this proxy statement is or has been an officer or employee of ours and no executive officer of ours served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Trustees.

Corporate Governance and Nominating Committee

The principal purposes of the Corporate Governance and Nominating Committee are to:

•                                          identify individuals that are qualified to serve as Trustees;

•                                          recommend such individuals to the Board of Trustees, either to fill vacancies that occur on the Board of Trustees from time to time or in connection with the selection of Trustee nominees for each annual meeting of shareholders;

•                                          periodically assess the size of the Board of Trustees to ensure it can effectively carry out its obligations;

•                                          develop, recommend, implement and monitor our corporate governance guidelines and our code of business conduct and ethics;

•                                          review any related party transactions and procedures for evaluating and approving such transactions;

•                                          oversee the evaluation of the Board of Trustees and management; and

•                                          ensure that we are in compliance with all NYSE corporate governance listing requirements.

The Board of Trustees has adopted a policy to be used for considering potential Trustee candidates to continue to ensure that our Board of Trustees consists of a diverse group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a Trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Trustees. However, at a minimum, candidates for Trustee must possess:

•                                          the highest professional and personal ethics and values;

•                                          a commitment to enhancing shareholder value;

•                                          broad experience at the policy-making level in business, government, education, technology or public interest;

•                                          an ability to provide insights and practical wisdom based on experience and expertise;

•                                          a willingness and ability to devote adequate time and resources to diligently perform Board duties;

•                                          a reputation, both personal and professional, consistent with our image and reputation; and

•                                          an ability to exercise sound judgment and make independent analytical inquiries.

In addition to the minimum qualifications listed above, the Corporate Governance and Nominating Committee believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

•                                          whether the person possesses specific expertise and familiarity with general issues affecting our business;

•                                          whether the person’s nomination and election would enable the Board of Trustees to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•                                          whether the person would qualify as an “independent” Trustee under the listing standards and other independence requirements of the NYSE and our corporate governance guidelines;

•                                          the importance of continuity of the existing composition of the Board of Trustees; and

•                                          the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee will seek to identify Trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board of Trustees and (c) our shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified Trustee candidates. From time to time, the Corporate Governance and Nominating Committee retains the services of the National Association of Corporate Directors, or NACD, and other advisors to identify potentially qualified candidates for the Board of Trustees.

As part of the identification process, the Corporate Governance and Nominating Committee determines the optimal size of the Board, assessing the future needs based on anticipated Trustee vacancies, the value of specific industry expertise, and the willingness of existing Trustees to continue to serve as Trustees if re-nominated. Once a Trustee candidate has been identified, the Corporate Governance and Nominating Committee will evaluate the candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing Trustees who are being considered for re-nomination are re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending Trustee candidates. The Corporate Governance and Nominating Committee will consider all persons recommended by shareholders in the same manner as all other Trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. For more information see the section entitled “Other Matters — Shareholder Proposals and Nominations for the 2016 Annual Meeting” below.

After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee recommends to the Board of Trustees the nomination of a number of candidates equal to the number of Trustees expected to be elected at the next annual meeting of shareholders. The Board of Trustees selects the Trustee nominees for shareholders to consider and vote upon at the annual meeting.

TRUSTEE COMPENSATION

Trustee Compensation Table for 2014

The table below shows the actual amounts earned by our Trustees for their service during 2014. As an employee of the Company, Mr. Marr did not receive compensation for his service as a Trustee. Compensation paid to Mr. Marr can be found in the table captioned “Summary Compensation Table for 2014.”

Name (1)	Fees Earned or Paid in Cash (2)	Share Awards (3)	All Other Compensation (4)	Total
W. M. Diefenderfer III	$126,639	$70,392	$9,017	$206,048
M. M. Keler	$80,908	$70,392	$1,630	$152,930
J.F. Remondi	$112,568	$70,392	$1,630	$184,590
P. Bussani	$91,462	$70,392	$1,630	$163,484
J. Rogatz	$112,568	$70,392	$1,630	$184,590
J.W. Fain	$84,426	$70,392	$1,630	$156,448
D. R. Salzberg	$66,837	$70,392	$1,543	$138,772

(1)                   Each person listed served as our Trustee for all of 2014.

(2)                   Includes fees paid in connection with: (a) the annual retainer for service on the Board; (b) the annual retainer for service on the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, as applicable; (c) the annual retainer for the Chairman of the Board of Trustees and the Chairman of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, as applicable.

(3)                   On May 28, 2014, each Trustee was granted 3,855 restricted shares, which restricted shares vest on the earlier of one year from the grant date or the Company’s annual meeting of shareholders in 2015. The amounts listed in this column reflect the grant date fair value of the award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 15, “Share-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2015. As of December 31, 2014, each of the then non-employee Trustees named above had 3,855 unvested restricted shares outstanding.

(4)                   All other compensation includes dividends paid on unvested restricted shares, deferred shares under the 2006 CubeSmart Trustees Deferred Compensation Plan and dividend equivalents paid on phantom shares issued under the 2008 Amended CubeSmart Trustees Deferred Compensation Plan. See “Trustees Deferred Compensation Plan” below.

Cash Compensation

For 2014, cash compensation to our independent Trustees consisted of the following payments: (i) annual retainer for service on the Board of $40,000; (ii) annual retainer of $50,000 for the Chairman of the Board of Trustees; (iii) annual retainer of $20,000 for service as the chairman of the Audit Committee; (iv) annual retainer of $20,000 for service as chairman of the Compensation Committee; (v) annual retainer of $7,500 for service as chairman of the Corporate Governance and Nominating Committee; (vi) an additional annual retainer of $10,000 for service as a member of each of the Audit Committee or Compensation Committee; and (vii) an additional annual retainer of $7,500 for service as a member of the Corporate Governance and Nominating Committee. Non-employee Trustees may receive additional fees for service on strategic initiatives or other special committees that the Board of Trustees may from time to time establish.

Equity Awards

In addition to the cash compensation paid to independent Trustees for their Board service, on May 28, 2014 we granted to each independent Trustee a time-based restricted share grant with a target value of $70,000.  The price for each restricted share granted pursuant to the Trustee grant was determined based on the average of the trailing 30-day closing price for our common shares preceding the date of grant.  The number of shares granted to each Trustee was determined by dividing $70,000 by the share grant price.  Each Trustee received 3,855 restricted shares with an aggregate value for each Trustee of $70,392, based on the closing share price as of the grant date.  The restricted shares granted to our Trustees vested on the earlier of the first anniversary of the grant date or the Company’s annual meeting of shareholders in 2015.

Trustees Deferred Compensation Plan

In December 2006, our Board of Trustees approved the CubeSmart Trustees Deferred Compensation Plan (“Deferred Trustees Plan”), which was amended in December 2008 in order to bring such plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code. New deferrals under the former deferred compensation plan were suspended upon adoption of the Deferred Trustees Plan. At December 31, 2014, an aggregate of 5,546 deferred shares were outstanding under the former plan.

Pursuant to the Deferred Trustees Plan, the Board of Trustees designated non-employee Trustees as eligible participants. Participants may elect each plan year to defer all or a portion of their compensation and have such amounts credited to accounts until distributed in accordance with the plan and the participants’ distribution elections. Each distribution account is credited with the returns of the investment options selected by plan participants, which include investment options that are available in our 401(k) plan, or such other investment funds as the Board of Trustees may designate from time to time. At December 31, 2014, an aggregate of approximately 12,112 phantom shares were allocated to the accounts of plan participants, including phantom shares resulting from reinvestment of dividend equivalents.

EXECUTIVE OFFICERS

Current Executive Officers

Set forth below is background information on each of our executive officers as of April 17, 2015, other than Mr. Marr, whose background is described above under “Election of Trustees — Nominees for Election.”

Timothy M. Martin, 44, has served as our Chief Financial Officer and Treasurer since November 2008. Mr. Martin served as our Senior Vice President and Chief Accounting Officer from December 2006 to November 2008. He previously was employed by Brandywine Realty Trust from 1997 to December 2006, serving as Vice President, Finance and Treasurer from January 2006 to December 2006, as Brandywine’s Principal Financial Officer from May 2006 to December 2006, as Vice President and Chief Accounting Officer from March 2004 to December 2005, and as Director, Financial Analysis from 2001 to March 2004. Prior to joining Brandywine, Mr. Martin served as a member of the audit staff of Arthur Andersen, LLP’s Philadelphia office, specializing in real estate.

Jeffrey P. Foster, 45, has served as our Senior Vice President, Chief Legal Officer and Secretary since February 2009. From April 2003 to February 2009, Mr. Foster served as Senior Vice President of Real Estate Transactions and Associate General Counsel of Gramercy Realty, a division of Gramercy Capital Corp., a publicly traded office REIT (formerly known as American Financial Realty Trust). Prior to joining American Financial Realty Trust, Mr. Foster was an associate with Morgan, Lewis & Bockius LLP from 1999 to 2003.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review of, and discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectfully submitted,

The Compensation Committee of the Board of Trustees

John F. Remondi, Chairman
Piero Bussani
John W. Fain
Jeffrey F. Rogatz

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determines the compensation for our executive officers, sets corporate goals and objectives with respect to executive compensation, evaluates performance against those goals and objectives, and determines the appropriate level and structure of executive compensation based on its evaluation. In carrying out these duties during 2014, the Compensation Committee considered, among other things, analyses prepared by independent compensation consultant Frederic W. Cook & Co., Inc., which the Compensation Committee initially engaged in May 2011 as an independent compensation consultant to advise regarding our executive compensation programs. Our philosophy with respect to, and our objectives in setting, executive compensation are discussed below. As a part of this discussion, we also outline the elements of compensation awarded to, earned by, or paid to the named executive officers.

Compensation Philosophy and Objectives

We desire to build and maintain a superior executive management team to forge our business strategy and lead us to profitable growth. We believe success in accomplishing these goals will, in part, depend on the effectiveness of our executive compensation programs, which are designed to compensate and reward executive officers for the achievement of corporate goals and desired business results and for their personal contributions in the execution of our business strategy. Excellence in corporate and individual performance is our primary objective, and tying a significant portion of overall executive compensation to the achievement of our corporate goals is our philosophy. The Compensation Committee believes that the most effective executive compensation programs are designed to reward the achievement of specific annual, long-term and strategic goals that align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.

In setting executive compensation, we endeavor to:

•                                          provide compensation that is sufficient to attract and retain the very best possible executive talent;

•                                          provide a significant portion of total compensation linked to achieving performance goals that we believe will create shareholder value in the short and long-term to ensure that executive officers maintain an ongoing personal stake in our company; and

•                                          encourage executive officers to achieve superior individual performance.

2014 Executive Compensation Program

The Compensation Committee engaged Frederic W. Cook & Co., Inc., an independent compensation consultant, to review our existing compensation and benefits program, analyze competitive market compensation practices and make recommendations on our 2014 executive compensation program to achieve the objectives described above. Representatives of Frederic W. Cook & Co., Inc. were present at several of the Compensation Committee’s meetings and met with the Compensation Committee in executive session, where no members of management were present.

Frederic W. Cook & Co., Inc. provided the Compensation Committee with multiple market reference points, including compensation data compiled from the proxy statements of a group of 19 REITs with a median equity market capitalization of $1.56 billion.

As part of its process of designing our compensation programs, the Compensation Committee carefully considered the appropriate market reference points for determining pay competitiveness and determined that the comparative group for benchmarking purposes should represent the marketplace in which we are likely to compete for talent. The Compensation Committee faced challenges in determining a comparative peer group, including the fact that market data specific to our self-storage peers is limited to three companies.  The Compensation Committee reviewed and discussed the compensation data compiled by Frederic W. Cook & Co., Inc. In light of the top talent recruited from different industries, the caliber and diverse backgrounds of our named executive officers and our desire to retain a superior executive management team, the Compensation Committee considered and established executive compensation levels to reflect these diverse factors.

For our 2014 executive compensation program, our Compensation Committee, taking into consideration the views of Frederic W. Cook & Co., Inc., added East Group Properties to the peer group used in our executive compensation program.  Listed below are the companies that comprise our 2014 peer group.

REIT Group Companies (16)

Acadia Realty Trust Associated Estates Realty Cousins Properties Incorporated East Group Properties Education Realty Trust Equity Lifestyle Properties, Inc.	First Potomac Realty Trust Glimcher Realty Trust Healthcare Realty Trust, Inc. Hersha Hospitality Trust Inland Real Estate Corporation Medical Properties Trust	National Retail Properties, Inc. Post Properties PS Business Parks, Inc. Tanger Factory Outlet Centers, Inc.

Storage REIT Group Companies (3)

Extra Space Storage Inc. Public Storage, Inc. Sovran Self Storage Inc.

In considering executive compensation decisions, the Compensation Committee also reviews tally sheets prepared for each named executive officer. The tally sheets present the dollar amounts of each component of compensation awarded to the named executive officers, including base salary, annual incentive, accumulated deferred compensation balances, outstanding equity awards, defined contribution retirement plan, potential payments under the employment agreements for Messrs. Marr and Martin and Foster, severance payments, perquisites and other benefits. The overall purpose of the tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation in certain circumstances so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix), as well as the total amount of compensation.

In light of strong shareholder support for the Company’s executive compensation program, as reflected in the shareholders’ adoption of an advisory resolution approving executive compensation contained in the 2014 proxy statement, the review of the tally sheets and the information provided by Frederic W. Cook & Co., Inc., the Committee concluded that no changes were required to be made to the overall structure of our 2014 executive compensation program; however, the Committee recommended the following compensation adjustments for our named executive officers.

Officer:	Year:	Salary:	Annual Incentive Target:	Long Term Incentive Target:
Christopher P. Marr	2013	$450,000	80%	$650,000
	2014	$525,000	100%	$750,000
Timothy M. Martin	2013	$347,000	65%	$425,000
	2014	$375,000	75%	$550,000
Jeffrey P. Foster	2013	$287,000	60%	$300,000
	2014	$310,000	70%	$425,000

Compensation Components

Our executive compensation program consists of three principal components: salary, annual incentive compensation and long-term incentive compensation. The design and objective of each component of our 2014 executive compensation are set forth below. Using market data provided by Frederic W. Cook & Co., Inc., combined with our desire to retain a superior executive management team, the Compensation Committee determined the appropriate percentages of salary, annual incentive compensation and long term incentive compensation components. There is no predefined or preferred weighting among salary, annual incentive compensation and long term incentive compensation to achieve the goals established by the Compensation Committee. Decisions regarding the components of salary and the salary targets for 2014 were made in the first quarter of 2014.

Component	Design	Objective
Salary	• To provide a base level of cash compensation for annual services; to recognize individual performance; and to retain and motivate executive talent.	• Reflect the caliber and background of talent, as well as new hire / current market rates.
Annual Incentive

•             Annual incentive dependent upon achievement of (i) financial performance (65%), (ii) strategic goals (25%), and (iii) individual performance objectives (10%).

•             Payout ranges from 50% to 200% of target award, except that the portion tied to individual performance objectives is limited to a maximum 150% of target payout.

•             Align the executive management team to common goals and objectives.

•             Reflect that the highest priorities for us in 2014 were to maximize financial performance for our shareholders (65% of the annual incentive was targeted to that objective) and improve our portfolio quality and performance (25% of the annual incentive was targeted to that objective).

•             Reward (through a portion of this annual incentive) the individual performance of each executive.

•             Create a variable earning opportunity tied to key performance goals.

Long-Term Incentive	• Annual grant values of long-term awards were allocated as follows: (i) 1/3 in stock options, (ii) 1/3 in restricted shares, and (iii) 1/3 in performance units.

•             Emphasize retention and provide leverage opportunities through options.

•             Maintain consistency with general industry practice with a combination of stock options and restricted shares.

•             Emphasize retention and performance and promote alignment with shareholder interests.

•             Align with competitive pay practices among REITs and in the broader U.S. market of mixing restricted shares, performance units and options.

•             Promote shareholder value generation.

•             Align executive compensation with return to shareholders.

Total Cash Compensation

Base Salary. Base salary is the fixed component of pay for our named executive officers and is intended to provide a base level of compensation for the position. Factors considered in determining base salaries included the executive’s scope of responsibilities, a market competitive assessment of similar roles at a peer group of real estate companies, and the performance of the individual executive. Minimum base salaries for Messrs. Marr, Martin, and Foster are established in their respective employment agreements, the material terms of which are summarized below under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.” Any increases to the base salaries of executive officers, other than our Chief Executive Officer, are set by the Compensation Committee after discussions with, and recommendations by, our Chief Executive Officer regarding each individual’s accomplishments, areas of strength and opportunities for development. Any increase to the base salary of our Chief Executive Officer is set after each Trustee completes a performance evaluation of the Chief Executive Officer, the results of which are summarized and reviewed by the Chairman of the Compensation Committee with Compensation Committee members and with the Chief Executive Officer. After review and discussion, the Compensation Committee for 2014, the Compensation set the base salaries Mr. Marr at $525,000, Mr. Martin at $375,000, and Mr. Foster at $310,000.

Annual Incentive Compensation.  We believe that annual incentive compensation is an important element of executive compensation that enables us to achieve our objectives of attracting and retaining executive talent, encouraging superior individual performance, and more importantly, achieving our corporate goals and objectives. In making annual incentive compensation decisions, the Compensation Committee approved a targeted cash annual incentive opportunity for each executive officer that correlated to specific performance achievements. Annual incentive compensation for 2014 was comprised of four elements — financial performance, measured by funds from operations (“FFO”) growth (weighted at 40%) and same store net operating income growth (weighted at 25%); achievement of strategic goals consisting of external growth (weighted at 25%) and achievement of individual goals (weighted at 10%).

For 2014, the financial performance and strategic goals approved by the Compensation Committee were set as follows: threshold 50%; target 100%; and maximum 200%.  Similarly, the Compensation Committee approved the individual goals for 2014 were set as follows: threshold 50%; target 100% and maximum 150%.

Individual goals include a subjective assessment of management’s performance.  Specific individual goals for Mr. Marr in 2014 consisted primarily of ensuring that external growth goals were met including acquisitions, disposition, third party management and new storage developments; implementing a strategic workforce planning program; transitioning leadership of third party management, operations, marketing, and revenue management; delivering strong operations performance with a focus on optimizing revenue growth in a high-occupancy environment; ensuring capital raising efforts successfully support external growth and are consistent with balance sheet objectives; focusing on outreach to Company stakeholders; and assisting Mr. Martin and Mr. Foster in the achievement of their individual performance goals.  Specific individual goals for Mr. Martin in 2014 consisted primarily of continuing to engage rating agencies to communicate our business plan and execution; obtaining debt financing for the Company’s joint ventures; supporting external growth by raising capital in a manner consisting with a BBB/Baa2 Investment Grade credit profile; focusing effort on external communications to minimize cost of capital through the engagement of equity and fixed-income investors; and assisting the finance, investor relations and information technology groups in achieving their respective 2014 objectives.  Specific individual goals for Mr. Foster in 2014 consisted primarily of supporting the completion of the Company’s human resources strategic plan; negotiating the Company’s insurance renewal process; engaging the Company’s corporate governance advisors to maintain and improve the Company’s governance ratings; updating and amending key Company policies and procedures; overseeing the completion of the Company’s headquarters building and successfully transitioning building management responsibilities; and assisting the legal, risk management and human resources functions to successfully achieve their 2014 strategic goals.

The target award for total annual incentive compensation is a percentage of the 2014 base salary for each executive officer as follows: Mr. Marr, 100%; Mr. Martin, 75%; and Mr. Foster, 70%.  Performance above and below targeted levels results in a pro-rated award of 50% of target for threshold performance and 200% of target for maximum performance, except that the maximum percentage achievable for individual goals is limited to 150% of target. The table below lists the potential payouts at threshold, target and maximum performance, and the actual annual incentive compensation paid under each component as a result of 2014 performance.

	2014 Annual	Target Annual Incentive Opportunity	Funds from Operation (40% of Target Opportunity)				Same Store NOI (25% of Target Opportunity)				Strategic Goals (25% of Target Opportunity)
	Base Salary	as % of	Threshold	Target	Max	Actual Payout	Threshold	Target	Max	Actual Payout	Threshold	Target	Max	Actual
Name	($)	Salary	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	Payout ($)

C. P. Marr	525,000	100%	105,000	210,000	420,000	420,000	65,625	131,250	262,500	262,500	65,625	131,250	262,500	262,500
T. M. Martin	375,000	75%	56,250	112,500	225,000	225,000	35,156	70,313	140,625	140,625	35,156	70,313	140,625	140,625
J. P. Foster	310,000	70%	43,400	86,800	173,600	173,600	27,125	54,250	108,500	108,500	27,125	54,250	108,500	108,500

	2014 Annual	Target Annual Incentive Opportunity	Individual Goals (10% of Target Opportunity)
	Base Salary	as % of	Threshold	Target	Max	Actual Payout
Name	($)	Salary	($)	($)	($)	($)	Total
C. P. Marr	525,000	100%	26,250	52,500	78,750	78,750	1,023,750
T. M. Martin	375,000	75%	14,063	28,125	42,188	42,188	548,438
J. P. Foster	310,000	70%	10,850	21,700	32,550	32,550	423,150

Equity Compensation

Long-Term Incentive Compensation. Our long-term incentive compensation is comprised of three components: non-qualified stock options, time-vested restricted shares (“restricted shares”) and performance-vested restricted share units (“performance units”).  We believe that long-term incentive compensation is an important element in providing competitive compensation and, because such awards have a basis in our common shares, helps to ensure that executive officers maintain an ongoing personal stake in the achievement of superior corporate performance. In January 2014, the Compensation Committee awarded a target grant level for long-term incentive compensation for each executive officer as follows:

C. P. Marr	$750,000
T. M. Martin	$550,000
J. P. Foster	$425,000

The foregoing amounts were established based on achievement of corporate goals and objectives, individual performance, and for the additional reasons discussed under “2014 Executive Compensation Program.” Long-term incentive compensation awards were allocated (by value) one-third to non-qualified stock options; one-third to restricted shares, and one-third to performance units.  For each of our named executive officers, the Compensation Committee determined that an equal allocation (by value) of long-term incentive compensation among stock options, restricted shares and performance units achieved the appropriate balance of performance-based long-term incentive compensation with the stability provided by time-vested equity awards.  The actual number of restricted shares, performance units, and non-qualified stock options received by each of our named executive officers in 2014 as a result of the long-term incentive award is set forth below under “Executive Compensation — Grants of Plan Based Awards Table.”

Non-Qualified Stock Options — The stock options vest ratably over three years beginning on the first anniversary of the date of grant. The stock options have a term of 10 years and an exercise price equal to the closing price of our common shares on the date of grant.

Restricted Shares — Each restricted share has a value equal to the closing price of our common shares on the date of grant.  Like the stock options, the restricted shares vest ratably over three years beginning on the first anniversary of the date of grant.  Dividends are paid on restricted shares prior to vesting, which is consistent with the competitive practices among REITs and recognizes the competitive orientation of the awards. Unvested restricted shares are subject to forfeiture if the executive’s service terminates prior to the vesting date for any reason other than good reason, disability, death or a change in control.

Performance Units — We granted performance units, which represent the right to earn common shares, to our named executive officers in January 2014.  The number of common shares, if any, deliverable to award recipients depends on our performance, based on total shareholder return (measured by reference to the change in our share price plus dividends) over the applicable measurement period compared to the total shareholder return for a peer group consisting of all equity real estate investment trusts over the same measurement period. The measurement period for the performance units awarded to our named executive officers in January 2014 runs from January 1, 2014 until December 31, 2016.  Dividends accrue (in the form of additional performance units) with respect to performance units, prior to vesting. Unvested performance units are subject to forfeiture if the executive’s service terminates prior to the end of the applicable measurement period for any reason other than good reason, disability, death or a change in control, or if and to the extent the applicable performance conditions are not satisfied as of the end of the measurement period.

In addition, Mr. Marr received a one-time award of restricted shares in the amount $500,000, which grant vests ratably on each of January 1, 2015, 2016, and 2017.

2015 Compensation Actions

The Compensation Committee, after reviewing compensation data from the Company’s 2015 peer group (discussed below) prepared by Frederic W. Cook & Co, Inc., determined that competitive adjustments should be made to the compensation components of our Executive Officers.  The compensation adjustments are designed to keep the

Company’s executive compensation program competitive in the marketplace for executive talent. The table below sets forth the base and target compensation levels for 2014 and 2015 for each component of the Company’s executive compensation program.

Officer:	Year:	Salary:	Annual Incentive Target:	Long Term Incentive Target:
Christopher P. Marr	2014	$525,000	100%	$750,000
	2015	$600,000	100%	$1,400,000
Timothy M. Martin	2014	$375,000	75%	$550,000
	2015	$390,000	80%	$575,000
Jeffrey P. Foster	2014	$310,000	70%	$425,000
	2015	$322,000	75%	$425,000

In January 2015, the Compensation Committee awarded a target grant level for long-term incentive compensation for each executive officer as follows:

C. P. Marr	$1,400,000
T. M. Martin	$575,000
J. P. Foster	$425,000

The Compensation Committee determined that the value of long-term incentive compensation will be allocated equally among time-vested options; time-vested restricted share units; and performance-vested restricted share units.  The time-vested options and restricted share units will vest one-third on each anniversary of the grant.  If and to the extent the performance objectives relating to total shareholder return are achieved, the performance-vested restricted share units will vest, with the value of the vested restricted share units tied to a percentage ranging from 0 to 200% of the targets.  The performance-vested restricted share units will cliff vest on the third anniversary of the date of grant, subject to the grantee’s continued service with us and the satisfaction of performance objectives tied to our total shareholder return. The Compensation Committee believes that the structure of our long-term incentive compensation aligns our executives’ performance incentives with the interests of our shareholders.

Our Compensation Committee, taking into consideration the views of Frederic W. Cook & Co., Inc., updated the peer group to be used in our executive compensation program for 2015 to reflect a more regional composition.  Listed below are the companies that comprise our 2015 peer group:

REIT Group Companies (18)

Acadia Realty Trust* Brandywine Realty Trust Campus Crest Communities, Inc. Cedar Realty Trust, Inc. Chambers Street Properties Corporate Office Properties Trust	DiamondRock Hospitality Company DuPont Fabros Technology, Inc. First Potomac Realty Trust* Hersha Hospitality Trust* Highwoods Properties, Inc. LaSalle Hotel Properties	Liberty Property Trust Mack-Cali Realty Corporation Pennsylvania Real Estate Invest Trust RLJ Lodging Trust Tanger Factory Outlet Centers, Inc.* Washington Real Estate Investment Trust

Storage REIT Group Companies (2)

Extra Space Storage Inc.* Sovran Self Storage Inc.*

*     Indicates companies also included in the 2014 peer group

The Compensation Committee established annual incentive compensation goals for 2015 comprised of the following elements: financial performance, measured by funds from operations (“FFO”) growth (weighted at 40%) and same store net operating income growth (weighted at 25%); achievement of strategic goals consisting of external growth (weighted at 25%); and achievement of individual goals (weighted at 10%).

Other Compensation Elements

Employment Agreements. We have employment agreements with each of Messrs. Marr, Martin and Foster. We have summarized the material terms of these agreements under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Deferred Compensation Benefits. In December 2006, the Compensation Committee approved the CubeSmart Executive Deferred Compensation Plan (amended in December 2008 in order to bring such plan into compliance with Section 409A of the Code), which permits employees with the title of vice president or above, including our named executive officers, to defer receipt of all or a portion of their salary and annual incentive and have that deferred compensation credited to accounts until distributed in accordance with the Plan and their elections. Under the Plan, we credit to each participant’s account a matching deferred compensation amount that is equal to the difference between the total matching contribution we would have made under our 401(k) plan without regard to the limits imposed by the Code and the actual matching contribution that we make under the 401(k) plan.

Perquisites and Personal Benefits. We do not provide any significant perquisites to our executive officers. During 2014, we provided the use of a company car, life insurance equal to the lesser of the executive officer’s base salary or $500,000, and executive medical coverage to each of our named executive officers. In addition, the Company arranged for long-term disability insurance coverage for each of our executive officers, the premium for which is paid entirely by each of our named executive officers. While these benefits were not tied to any formal performance criteria, they were intended to serve as part of a competitive total compensation program.

Additional Compensation Principles

Policy on Grants of Equity Awards. The Board of Trustees adopted a Policy Statement on the Grant of Equity Awards to ensure compliance with securities, tax and accounting rules and regulations, and adherence to best corporate governance practices in granting equity-based compensation. This Policy provides that the Board of Trustees has sole authority to approve equity awards to our Trustees and our executive officers. The Policy further provides that the grant date shall be the date of the meeting at which the award is approved by the Board or the Compensation Committee, as the case may be, except that, with respect to new hires, the date of the award shall be the later of the first date of employment of such person or the date approval for the grant is obtained from the Board or the Compensation Committee, if required. Under no circumstances will the grant date for any equity award be any earlier than the date on which action is taken to approve such award. The exercise price of option awards shall be the closing price for our common shares on the NYSE on the date of grant. As a part of this Policy, the Board of Trustees delegated authority to Mr. Marr to make one-time grants of equity-based awards to non-executive new hires and internally promoted employees in an amount not to exceed the equivalent of $100,000, and Mr. Marr must make regular reports to the Compensation Committee regarding awards granted pursuant to this authority. We believe this delegation of authority facilitates improved efficiency in recruiting and retaining key non-executive employees.

Share Ownership Guidelines. We maintain share ownership guidelines for all of our officers to ensure that each Company officer maintains a material personal financial stake in us and to promote strong alignment between the interests of management and our shareholders. We expect each Company officer to acquire, within five years of his or her appointment, and thereafter to maintain ownership of, common shares having a market value equal to: five times annual base salary for the President and Chief Executive Officer; three times annual base salary for the Chief Financial Officer and Chief Legal Officer; 1.75 times annual base salary for all Senior Vice Presidents; and 0.75 times annual base salary for all other officers. The Board of Trustees annually reviews progress toward achieving these ownership levels for the named executive officers. In February 2015, the Board of Trustees reviewed achievement levels and determined that each of our named executive officers meets or exceeds the applicable ownership levels.

Compensation Recovery. We have not adopted a policy that provides for recovery of a cash compensatory award if a performance measure used to calculate a cash award is subsequently adjusted in a manner that would have reduced the size of the award. If we were to experience such an adjustment, our Compensation Committee would assess the circumstances relating to the adjustment and take such action as it believes to be appropriate, including, potentially, an action to recover the excess portion of the award. The Compensation Committee intends to adopt a cash compensatory award recovery policy promptly following the adoption of regulations by the SEC governing such recovery policies.  In 2014, the Compensation Committee adopted the following policy to recover any equity-based compensatory award:

If it is determined by our Board that [Recipient’s] gross negligence, intentional misconduct or fraud caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of any Shares delivered to [Recipient] pursuant to this Agreement or to effect the cancellation of unvested Shares.

Hedging and Pledging Limitations. Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls and other derivative instruments related to our shares. They are also prohibited from pledging Company securities.

Tax Compliance Policy. The Compensation Committee reviewed the potential consequences for us of Section 162(m) of the Code, which imposes a limit on tax deductions for annual compensation in excess of $1 million paid to our Chief Executive Officer and Chief Financial Officer and the three other most highly compensated named executive officers employed at the end of the year. To the extent that compensation is required to and does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although we are mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserve the right to structure compensation, including equity-based awards, in a manner that may exceed the deduction limitations under Section 162(m).

RISK GUIDELINES

The structure of our compensation policies and practices is designed to discourage our executives from engaging in unnecessary and excessive risk taking. Our compensation policies and practices are centrally designed and administered and are substantially similar throughout the Company and among all levels of employees. Key components of our compensation policies and practices include base salary, performance-based compensation, employee benefit and welfare programs, and retirement plans. Executive attention is to be focused on key strategic, operational and long-term financial measures. In addition, the Compensation Committee considers the annual and progressive achievement of personal goals of each employee, including leadership, scope of responsibilities and experience. By focusing on the long-term achievement of corporate and personal goals, we discourage our employees from engaging in unnecessary and excessive risk taking. We maintain strong internal financial controls and use effective management processes for developing strategic and annual operating plans and employee development programs. As a result of our compensation policies and practices, we have concluded that we are not encouraging or creating risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

The following tables and narrative summarize the compensation for the years ended December 31, 2012, 2013 and 2014 paid to or earned by our President and Chief Executive Officer, our Chief Financial Officer, and our other executive officer.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
C.P. Marr	2014	$525,000	$—	$999,993	$250,002	$1,023,750	$85,896	$2,884,641
President and Chief	2013	$450,000	—	$433,335	$216,666	$684,000	$102,287	$1,886,288
Executive Officer	2012	$410,000	—	$366,666	$183,334	$639,600	$104,936	$1,704,536
T. M. Martin	2014	$375,000	$—	$366,667	$183,334	$548,438	$67,349	$1,540,788
Chief Financial Officer	2013	$347,000	—	$283,321	$141,668	$428,545	$75,460	$1,275,994
And Treasurer	2012	$315,000	—	$266,666	$133,335	$399,263	$76,591	$1,190,855
J. P. Foster	2014	$310,000	$—	$283,341	$141,665	$423,150	$57,837	$1,215,993
Senior Vice President,	2013	$287,000	—	$200,004	$99,998	$327,180	$65,020	$979,202
Chief Legal Officer and	2012	$280,000	—	$200,010	$99,999	$300,300	$61,940	$942,249
Secretary

(1)                   The amounts reported in the Share Awards and Option Awards columns represent the grant date fair value of restricted shares, performance units and option awards granted to the named executive officers under our equity incentive plans. Such amounts were calculated in accordance with the provisions of FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 15, “Share-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27,  2015 for the relevant assumptions used to determine the grant date fair value of our share and option awards. The value of each of the awards granted to the named executive officers in 2014 is listed in the table captioned “Grants of Plan-Based Awards.”

(2)                   The amounts reported in the All Other Compensation column represent, for each named executive officer, the sum of (a) the aggregate incremental cost to us of all perquisites and other personal benefits, including personal use of a company car and executive medical insurance; (b) the amounts contributed by us to the CubeSmart, L.P. 401(k) Retirement Savings Plan; (c) the amounts contributed by us to the CubeSmart Executive Deferred Compensation Plan; and (d) the dollar value of dividends on unvested restricted shares. The aggregate incremental cost to us to provide a company car is based on the actual lease cost incurred for the automobile provided to each of the named executive officers plus expenses for fuel, maintenance and insurance. In calculating the reported amounts, we disregarded business usage and assumed 100 percent personal usage. The aggregate incremental cost of executive medical insurance is based on the difference between the actual premiums we paid for executive medical insurance for the named executive officers and the actual average cost we incurred in providing family medical coverage for our general employee population.  Listed in the table below are the dollar values of the amounts reported in this column for 2014.

Name	Company Car	Executive Medical Insurance	Company Match in 401(k) Plan	Company Match in Executive Deferred Compensation Plan	Dividends on Unvested Restricted Shares/Units	Long-Term Disability Insurance
C. P. Marr	$14,435	$15,166	$4,550	$17,854	$29,125	$4,766
T. M. Martin	$20,109	$15,166	$4,550	$12,167	$11,613	$3,744
J. P. Foster	$18,953	$15,166	$4,550	$6,400	$8,753	$4,015

Grants of Plan-Based Awards

The following table and narrative provide information about plan-based awards granted during 2014 to the named executive officers.   These awards consist of restricted shares, performance units and options.

		Grant	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)(1)			All Other Share Awards: Number of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Share and Option Awards
Name	Grant Type	Date	Threshold	Target	Max	Shares (#)	Options (#)	($/Sh)	($)(2)
C. P. Marr	Annual		$262,500	$525,000	$1,023,750
	Restricted Shares(3)	1/24/2014				47,862			$749,999
	Performance Units	1/24/2014				12,626			$249,994
	Options	1/24/2014					58,005	$15.67	$250,002
T. M. Martin	Annual		$140,625	$281,250	$548,438
	Restricted Shares	1/24/2014				11,700			$183,339
	Performance Units	1/24/2014				9,259			$183,328
	Options	1/24/2014					42,537	$15.67	$183,334
J. P. Foster	Annual		$108,500	$217,000	$423,150
	Restricted Shares	1/24/2014				9,041			$141,672
	Performance Units	1/24/2014				7,155			$141,669
	Options	1/24/2014					32,869	$15.67	$141,665

(1)                   Listed in these columns are the amounts that could have been paid at each stated level of performance for the annual incentive compensation under our 2014 Executive Compensation Program. For a detailed description of the annual incentive awards see “Total Cash Compensation — Annual Incentive Compensation” in the section of this proxy statement entitled “Compensation Discussion and Analysis.” The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment possible. See the “Summary Compensation Table” for the actual amounts paid to each named executive officer for the 2014 annual incentive compensation.

(2)                   This column reflects the grant date fair value of the equity awards in accordance with FASB ASC Topic 718, but excludes forfeiture assumptions related to service-based vesting conditions in accordance with SEC rules.

(3)                   Includes shares received by Mr. Marr under a one-time award of restricted shares in the amount $500,000, which grant vests ratably on each of January 1, 2015, 2016, and 2017.

Each performance unit represents the right to earn common shares. The number of common shares, if any, actually issued to our named executive officers pursuant to performance unit awards will depend on our total shareholder return (measured by reference to the change in our share price plus dividends) during the measurement period that began on January 1, 2014 and that ends on December 31, 2016 as compared to the total shareholder return of a peer group consisting of all equity real estate investment trusts, subject to satisfaction by the recipient of the vesting conditions in the applicable award agreement (including continued service through the measurement period).  The number of performance units credited to award recipients’ accounts will be increased on account of dividends paid during the measurement period based on the closing price per common share on the measurement date.  At the end of the measurement period, the number of base units then represented by the performance units will be converted into common shares, provided that our total shareholder return ranking among a peer group consisting of all equity real estate investment trusts is at or above the 25th percentile.  If our ranking is below the 25th percentile, then the conversion factor will be zero, no common shares will be paid and the performance units will lapse.  At any ranking at or above the 25th percentile and up to and including the 50th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 50% and 100%.  At any ranking above the 50th percentile and below the 75th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 100% and 200%.  At any ranking at or above the 75th percentile, the multiplier is fixed at two (2).  Thus, if our ranking places us at or above the 75th percentile, the payment will be based on the product of the award recipient’s base units multiplied by two.

The named executive officers are not entitled to vote common shares issuable under performance units prior to issuance of the shares upon vesting of the units.

The awards of restricted shares, performance units and options listed in the table above were made under the CubeSmart 2007 Equity Incentive Plan, as amended (the “2007 Equity Incentive Plan”). For further information on these awards, please refer to the discussion above under “Compensation Discussion and Analysis — Equity Compensation.” Each of the named executive officer’s right to the equity incentive awards listed in the table above vests upon termination of his employment under circumstances specified in his employment agreement or employment letter agreement. For information on the material terms of these employment agreements for Messrs. Marr and Martin and the employment letter agreement for Mr. Foster or for a further discussion of the circumstances upon which vesting of awards is accelerated, see the discussion below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at December 31, 2014

The following table reports outstanding equity awards held by the named executive officers at December 31, 2014. The right of each named executive officer to the equity awards listed in this table shall become fully vested in the event of termination of employment in certain circumstances. For a further discussion of the circumstances upon which vesting of awards is accelerated, see the discussion under the section headed “Potential Payments Upon Termination or Change in Control.”

		Option Awards					Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(1)
C. P. Marr
	1/24/2014	—	58,005	15.67	1/23/2024	1/24/2014	47,862	1,056,314	12,626	278,656
	1/25/2013	16,874	33,749	14.84	1/24/2023	1/25/2013	9,733	214,807	11,525	254,357
	1/25/2012	31,179	15,590	11.36	1/24/2022	1/25/2012	5,379	118,715	11,905	262,743
	1/24/2011	80,589	—	9.39	1/23/2021
	1/13/2010	106,178	—	7.29	1/12/2020
	1/23/2009	315,268	—	3.79	1/22/2019

T. M. Martin
	1/24/2014	—	42,537	15.67	1/23/2024	1/24/2014	11,700	258,219	9,259	204,346
	1/25/2013	11,033	22,067	14.84	1/24/2023	1/25/2013	6,364	140,453	7,535	166,297
	1/25/2012	22,676	11,338	11.36	1/24/2022	1/25/2012	3,912	86,338	8,658	191,082
	1/24/2011	49,819	—	9.39	1/23/2021
	1/13/2010	65,637	—	7.29	1/12/2020
	1/23/2009	194,893	—	3.79	1/22/2019
	3/22/2007	60,046	—	19.97	3/21/2017

J. P. Foster
	1/24/2014	—	32,869	15.67	1/23/2024	1/24/2014	9,041	199,535	7,155	157,911
	1/25/2013	7,788	15,576	14.84	1/24/2023	1/25/2013	4,492	99,138	5,319	117,390
	1/25/2012	17,007	8,503	11.36	1/24/2022	1/25/2012	2,934	64,753	6,494	143,323
	1/24/2011	43,958	—	9.39	1/23/2021
	1/13/2010	57,915	—	7.29	1/12/2020
	2/17/2009	12,461	—	3.09	2/16/2019

(1)                   The market value is based on the closing price of our common shares of $22.07 on December 31, 2014.

Option Exercises and Shares Vested for 2014

The following table reports for each named executive officer the value realized upon vesting of share awards and option exercises in the year ended December 31, 2014.

	Share Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
C. P. Marr	20,008	313,525	574,229	4,490,764
T. M. Martin	13,128	205,716	171,964	2,086,899
J. P. Foster	10,505	164,613	—	—

Nonqualified Deferred Compensation for 2014

Our named executive officers are eligible to participate in the CubeSmart Executive Deferred Compensation Plan. The following table and narrative provide a description of the plan and information on compensation each of the named executive officers deferred during 2014, the aggregate earnings on the deferred compensation and the aggregate balance at December 31, 2014.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY	Aggregate Balance at Last FY ($)(2)
C. P. Marr	136,800	17,854	125,662	—	1,906,230
T. M. Martin	80,333	12,167	126,000	—	696,723
J. P. Foster	60,355	6,400	12,674	—	344,977

(1)                   All of the amounts listed in the “Executive Contributions in Last FY” column are reflected in the “Salary” column for 2014 of the table captioned “Summary Compensation Table for 2014.” All of the amounts listed in the “Company Contributions in Last FY” column are reflected in the “All Other Compensation” column for 2014 of the table captioned “Summary Compensation Table for 2014.”

(2)                   The aggregate balance for certain NEOs includes certain amounts reflected in the “Salary” column and the “All Other Compensation” column for 2013 of the table captioned “Summary Compensation Table” above. For Mr. Marr, $127,920 was reflected in the “Salary” column and $42,175 was reflected in the “All Other Compensation” column for 2013. For Mr. Martin, $74,944 was reflected in the “Salary” column and $22,691 was reflected in the “All Other Compensation” column for 2013.  For Mr. Foster, $47,464 was reflected in the “Salary” column and $20,403 was reflected in the “All Other Compensation” column for 2013.

Compensation Eligible for Deferral; Company Contributions. Effective January 1, 2007, the named executive officers became eligible to participate in the CubeSmart Executive Deferred Compensation Plan. Under the plan, the named executive officers can defer all or a portion of salary and/or bonus (including annual incentives) and have such amounts credited to a retirement distribution account and/or separate in-service distribution accounts. We will provide a matching deferred compensation amount that is equal to the difference between the total matching contribution the named executive officer would have received under our 401(k) plan without regard to the limitations imposed pursuant to Sections 402(g), 415 and 417 of the Internal Revenue Code and the actual matching contribution the named executive officer receives under the 401(k) plan, provided the named executive officer has made the maximum elective deferrals to the 401(k) plan. The Compensation Committee may, in its discretion, approve an additional credit to a participant’s account as non-elective deferred compensation.

Investment Earnings. Each distribution account is credited with the returns of the investment options selected by the named executive officers, which include investment options that are available in our 401(k) plan, or such other investment fund(s) as the Compensation Committee may designate from time to time.

Elections and Distributions. Elections to defer compensation must be made no later than the close of the preceding taxable year and are irrevocable as of the first day of the plan year to which it relates, except that (i) in the case of a hardship distribution, the election may be cancelled for the remainder of the plan year, and (ii) a participant who has elected a lump sum distribution from the retirement distribution account may make a subsequent election to delay commencement of payment of such amount for a period of five years from the date such payment would otherwise have been made. In the case of any performance-based compensation for services performed over a period of 12 months, an election to defer must be made no later than six months before the end of the performance period.

Upon retirement, balances in the retirement distribution account will be made in a lump sum or in annual installments over five, 10 or 15 years. Upon termination of employment other than retirement (other than on account of death), benefits in the retirement distribution account will be distributed in a lump sum 60 days following separation from service. Distributions from the in-service account will be made in one lump sum or in annual installments over two, three, four or five years, except that participants may not elect distribution of compensation earned in a plan year that is less than two years prior to the plan year elected for distribution. In the event of death prior to commencement of distribution from either the retirement distribution account or the in-service distribution account, benefits under the plan shall be payable to a participant’s beneficiary either in a lump sum or in the manner elected by the participant at the time the deferral election was made.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE IN CONTROL

In January 2009, we entered into an employment agreement with Mr. Foster, which was amended and restated in April 2011.  In June 2010, we entered into amended and restated employment agreements with Mr. Martin.  In January 2011, we entered into an amended and restated employment agreement with Mr. Marr, which we agreed to modify on February 20, 2013, effective upon his becoming our President and Chief Executive Officer on December 31, 2013.  We ultimately entered into a modified agreement with Mr. Marr on January 24, 2014.  The initial term of Mr. Martin’s employment agreement terminated on June 30, 2011, but the agreement is subject to automatic one-year renewals unless either party provides timely notice of non-renewal.  These agreements require us to provide compensation to the applicable executive upon termination of his employment in certain circumstances. We describe below these circumstances and the payments and benefits that we would be required to provide. We discuss potential payments upon termination with respect to Mr. Marr, Mr. Martin and Mr. Foster separately below.

Mr. Marr

Termination Without “Cause” or For “Good Reason”

If we terminate Mr. Marr’s employment without “cause” or if Mr. Marr terminates his employment for “good reason,” Mr. Marr will have the right to receive: accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; a prorated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; continued medical, prescription and dental benefits for 18 months; and a cash severance payment equal to (A) 2.0 times the sum of (1) his annual salary as of the date of the termination of the new employment agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Marr, if such termination is not within twelve months following  a “change of control” (as defined in the Company’s Amended and Restated 2007 Equity Incentive Plan), or (B) 3.0 times the sum of (1) and (2) described above in (A), if such termination is within twelve months following  a “change of control” or no “change of control” has occurred.   In addition, if the termination is within twelve months of a “change of control”, all equity awards would become fully vested and exercisable, and if the termination is not within twelve months of a “change of control”, all time-vested equity awards would continue to vest on the schedule set forth in the relevant award.

Mr. Marr’s employment agreement defines “cause” as his: conviction for any felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to our business or the business of our affiliates or to his duties; willful and continuing failure or habitual neglect to perform his duties; material violation of confidentiality covenants or his noncompetition agreement; or willful and continuing breach of the employment agreement.

Mr. Marr’s employment agreement defines “good reason” as: a material reduction in the executive’s authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position;

a material reduction in the executive’s annual salary; our failure to obtain a reasonably satisfactory agreement from any successor to our business to assume and perform the employment agreement; our requirement that the executive’s work location be moved more than 50 miles from our office where the executive works effective as of the date of the employment agreement unless the executive’s new work location would be closer to his primary residence; our failure to adopt a separation or severance plan applicable to Mr. Marr no later than October 1, 2016; or our material and willful breach of the employment agreement.

Mr. Marr is not entitled to receive any excise tax gross-up payments upon a change in control.  However, any payments to Mr. Marr that constitute “parachute payments” within the meaning of Section 280G of the Code, may be paid in full or reduced to the minimum extent necessary to ensure no portion of such payment is subject to excise tax (such reduction to be made by the Compensation Committee in its sole discretion consistent with Section 409A of the Code).

Termination For “Cause” or Without “Good Reason”

If we terminated or terminate Mr. Marr’s employment for “cause,” or if he voluntarily terminated or terminates his employment without “good reason,” both terms having the definitions listed above, as applicable, Mr. Marr would have no right to receive any compensation or benefits under the prior employment agreement  or new employment agreement, as applicable, on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which the executive would have been entitled.

Termination Upon Death or Disability

In the event Mr. Marr’s employment was or is terminated for disability or death, he or the beneficiaries of his estate would receive any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; and a prorated bonus in the year of termination based on the target bonus for that year; and all equity awards would become fully vested and exercisable.

Nonrenewal

Mr. Marr’s employment agreement does not provide for any payments to Mr. Marr upon an election not to renew his employment agreement.

Mr. Martin

Termination Without “Cause” or For “Good Reason”

If we terminate Mr. Martin’s employment without “cause” or if Mr. Martin terminates his employment for “good reason,” Mr. Martin will have the right to receive: accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; a prorated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; continued medical, prescription and dental benefits for 18 months; and a cash severance payment equal to 2.99 times the sum of (1) his annual salary as of the date of the termination of the employment agreement, and (2) the average of the sum of the two previous annual bonuses. In addition, all equity awards would become fully vested and exercisable on the effective date of their respective terminations.

Mr. Martin’s employment agreement defines “cause” as Mr. Martin’s conviction for any felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to our business or the business of our affiliates or to his duties; willful and continuing failure or habitual neglect to perform his duties; material violation of confidentiality covenants or his noncompetition agreement; or willful and continuing breach of such employment agreement by Mr. Martin.

Mr. Martin’s employment agreement defines “good reason” as a material reduction in Mr. Martin’s authority, duties and responsibilities or the assignment to Mr. Martin of duties materially and adversely inconsistent with his position; a material reduction in Mr. Martin’s annual salary; our failure to obtain a reasonably satisfactory agreement from any successor to our business to assume and perform the employment agreement; our requirement that Mr. Martin’s work location be moved more than 50 miles from our office where Mr. Martin works effective as of the date of the employment agreement unless Mr. Martin’s new work location would be closer to his primary residence; or our material and willful breach of the employment agreement.

Mr. Martin is not entitled to receive any excise tax gross-up payments upon a change in control.

Termination For “Cause” or Without “Good Reason”

If we terminate Mr. Martin’s employment for “cause,” or if Mr. Martin voluntarily terminates his employment without “good reason,” both terms having the definitions listed above, Mr. Martin will have no right to receive any compensation or benefits under his employment agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which Mr. Martin would have been entitled.

Termination Upon Death or Disability

In the event Mr. Martin’s employment is terminated for disability or death, he or, in the event of his death, the beneficiaries of his estate, will receive accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; and a pro rated bonus in the year of termination based on the target bonus for that year; and all equity awards will become fully vested and exercisable.

Nonrenewal

If we elect not to renew Mr. Martin’s employment agreement, he will have the right to receive a cash severance payment equal to one times the sum of (1) his annual salary as of the date of expiration of the term of the employment agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Martin pursuant to a bonus plan established by the Compensation Committee.

Mr. Foster

Termination Without “Cause” or For “Good Reason”

Under the employment letter agreement with Mr. Foster, if we terminate Mr. Foster’s employment without “cause” or if Mr. Foster terminates his employment for “good reason” other than within one year following a change in control, Mr. Foster will have the right to receive accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; reimbursement for expenses incurred but not paid prior to the date of termination; an allowance for the use of an automobile and medical, prescription and dental benefits for 18 months; and a cash severance payment equal to 1.20 times the sum of (1) his annual salary as of the date of the termination of the employment letter agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Foster pursuant to a bonus plan established by the Compensation Committee.

Under the employment letter agreement with Mr. Foster, if within one year following a change in control we terminate Mr. Foster’s employment without “cause” or if Mr. Foster terminates his employment for “good reason,” Mr. Foster will have the right to receive accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; a prorated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; medical, prescription and dental benefits for 18 months; and a cash severance payment equal to 2.99 times the sum of (1) his annual salary as of the date of the termination of the employment letter agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Foster pursuant to a bonus plan established by the Compensation Committee. In addition, all grants and awards of equity (and any accrued dividends or distributions thereon) held by Mr. Foster shall become fully vested and exercisable on the effective date of his termination.

The terms “cause” and “good reason” have substantially similar meanings as set forth above under “— Termination Without Cause or For Good Reason” with respect to Mr. Marr. The term “change in control” has the meaning given to it in the Company’s Amended and Restated 2007 Equity Incentive Plan.

Mr. Foster is not entitled to receive any excise tax gross-up payments upon a change in control.

Termination For “Cause” or Without “Good Reason”

If we terminate Mr. Foster’s employment for “cause,” or if he voluntarily terminates his employment without “good reason,” both terms having the definitions listed above, Mr. Foster will have no right to receive any compensation or benefits under the employment letter agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which the executive would have been entitled.

Termination Upon Death or Disability

In the event Mr. Foster’s employment is terminated for disability or death, he or the beneficiaries of his estate would receive any accrued and unpaid salary and vacation prior to the date of termination; reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; a prorated bonus in the year of termination based on the target bonus for that year; and all equity awards would become fully vested and exercisable.

Payments Upon Termination or Change in Control Table for 2014

The following table includes an estimate of the potential payments and benefits to which our Named Executive Officers would be entitled upon termination of employment in each of the circumstances described above. Except as otherwise set forth above, these payments would be made in a lump sum following termination. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•                                          The date of termination is December 31, 2014 and the closing price of our common shares on that date is $22.07;

•                                          The annual salary at the time of termination is equal to the base salaries that were in effect as of December 31, 2014 for each executive as follows: C. P. Marr, $525,000; T. M. Martin, $375,000; and J. P. Foster, $310,000;

•                                          For purposes of the cash severance payment calculation for Messrs. Marr, Martin, and Foster the bonus is equal to the average of the last two years’ annual incentive bonuses paid to each of Messrs. Marr, Martin, and Foster as follows: C. P. Marr, $853,875; T. M. Martin, $488,492; and J. P. Foster $375,165;

•                                          The value of restricted shares and performance units that vest upon termination is based on the closing price of our common shares of $22.07 on December 31, 2014;

•                                          The stock options that vest upon termination are valued at the difference between the strike price of the stock option and the market value of our common shares on December 31, 2014;

•                                          Four weeks of vacation are unused, accrued and unpaid;

•                                          There is no unpaid bonus for the prior year;

•                                          There is no accrued and unpaid salary;

•                                          There is no unpaid reimbursement for expenses incurred prior to the date of termination;

•                                          Our cost for continued medical, prescription and dental benefits is constant over the benefit period and is provided for 18 months at a cost of $2,629.45 per month; and

•                                          Our cost for Mr. Foster’s continued use of an automobile for 18 months is constant over the benefit period and is provided at a cost of $1,083.25 per month.

Name	Change in Control (1)	Without Cause; For Good Reason	Death or Disability	Nonrenewal	For Cause; Without Good Reason
C. P. Marr	7,195,503	7,195,503	3,011,548	—	43,750
T. M. Martin	4,260,367	4,260,367	1,631,197	894,742	31,250
J. P. Foster	3,317,900	1,333,484	803,303	—	25,833

(1)                   Amounts shown in this column represent the amount payable upon the termination of employment on December 31, 2014, if such termination were due to a change in control as set forth in the applicable employment agreement for each named executive officer.

Other Terms of the Employment Agreements

Pursuant to the employment agreements, each of Messrs. Foster, Marr and Martin are eligible to participate in any bonus plan established by the Compensation Committee for executive officers, may participate in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans we adopt with respect to our comparable senior level executives. Each of our named executive officers is provided use of a company car or an automobile allowance.

Non-Compete Agreements

In addition to the employment agreements, our named executive officers (other than Mr. Foster) entered into noncompetition agreements with us. The noncompetition agreements contain covenants not to compete for a period that is the longer of either the three-year period that began as of the date of the noncompetition agreement or the period of the executive’s service with us or any of our direct or indirect subsidiaries plus an additional year. The noncompetition agreements provide that each of the executives will not directly or indirectly engage in any business involving self-storage facility development, construction, acquisition or operation or own any interests in any self-storage facilities, in each case in the United States of America, other than direct or indirect ownership by the executive of up to five percent of the outstanding equity interests of any public company. The noncompetition agreements also contain non-solicitation covenants that apply to employees and independent contractors. The non-solicitation covenant lasts for a period that is the longer of either the three-year period that began as of the date of the noncompetition agreement or the period of the executive’s service with us or our direct or indirect subsidiaries plus an additional two-years.

Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	3,692,301	(1)	$11.76	(2)	1,958,057
Equity compensation plans not approved by shareholders	—		—		—
Total	3,692,301		$11.76		1,958,057

(1)                   Excludes 591,430 shares subject to outstanding restricted share awards.

(2)                   This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of outstanding restricted share awards.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the amount of common shares beneficially owned and the percentage of ownership by each of our Trustees and nominees to serve as Trustees, each of our named executive officers, and our Trustees and executive officers as a group. The number of shares and percentage of ownership is based on 165,972,860 common shares outstanding on March 13, 2015. In general, “beneficial ownership” includes those common shares that a Trustee or executive officer has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all the common shares listed opposite his or her name. The address of each person listed below is c/o CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

Name	Common Shares (2)	Options Currently Exercisable or Exercisable within 60 Days	Percent of Class (3)
Trustees
W. M. Diefenderfer III (1)	150,740	—	*
P. Bussani	33,652	—	*
M. M. Keler	78,895	—	*
J. F. Remondi	42,655	—	*
J. F. Rogatz	22,800	—	*
J. W. Fain	11,593	—	*
D.R. Salzberg	5,933	—	*
Named Executive Officers
C. P. Marr	257,981	601,888	*
T. M. Martin	127,594	440,655	*
J. P. Foster	79,331	166,376	*
Trustees and Executive Officers as a group (10 persons)	811,174	1,208,919	1.22%

*                           Less than 1% of the outstanding common shares.

(1)                   Common shares include 5,582 deferred shares held in the CubeSmart Trust Deferred Trustees Plan for the benefit of W. M. Diefenderfer that are issuable to him after he ceases to serve as a Trustee of the Company. W. M. Diefenderfer does not have voting rights with respect to these deferred shares, but his account is credited with dividend equivalents that are payable in common shares.

(2)                   This column does not include the following phantom shares held by the Trustees and named executive officers in deferred compensation plans of the Company, which are payable in cash after the Trustee or named executive officer ceases service with the Company.

Name	Phantom Shares
W. M. Diefenderfer III	12,191
C. P. Marr	3,798
T. M. Martin	14,634

(3)                   Shares issuable pursuant to the CubeSmart Deferred Trustees Plan and shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 13, 2015 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

None of our Trustees or named executive officers owns any 7.75% Series A Cumulative Redeemable Preferred Shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons are known by us to be the beneficial owners of more than 5% of our outstanding common shares. Unless otherwise indicated, the following information is as of March 13, 2015 and is based solely upon information set forth in Schedules 13D and 13G filed by such persons with the Securities and Exchange Commission.

Name	Common Shares	Percent of Class
Cohen & Steers, Inc. (1)	21,343,414	12.86%
The Vanguard Group, Inc. (2)	21,191,276	12.77%
BlackRock, Inc. (3)	13,450,597	8.10%
Vanguard Specialized Funds, Inc. (4)	11,030,006	6.65%
Invesco Advisers (5)	10,213,815	6.15%

(1)                     Based on information provided by Cohen & Steers, Inc. (“C&S”) in a Schedule 13G/A filed with the SEC on February 13, 2015.  C&S, through of its control of Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited, has sole voting power with respect to 12,480,955 of these shares and sole dispositive power with respect to all of these shares. The address of C&S is 280 Park Avenue, 10th Floor, New York, NY 10017.

(2)                     Based on information provided by The Vanguard Group- 23-1945930 (“Vanguard”) in a Schedule 13G/A filed with the SEC on February 10, 2015.  Vanguard has sole voting power with respect to 447,657 of these shares, sole dispositive power with respect to 20,830,620 of these shares and shared dispositive power with respect to 360,656 of these shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)                     Based on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC on January 23, 2015.  BlackRock has sole voting power with respect to 13,066,895 of these shares, and sole dispositive power with respect to all of these shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(4)                     Based on information provided by Vanguard Specialized Funds Vanguard REIT Index - 23-2834924 (“VSF”) in a Schedule 13G/A filed with the SEC on February 6, 2015. VSF has sole voting power with respect to all of these shares. The address for VSF is 100 Vanguard Blvd., Malvern, PA 19355.

(5)                     Based on information provided by Invesco Ltd. (“Invesco”) in a Schedule 13G/A filed with the SEC on February 3, 2015.  Invesco has sole voting power with respect to 6,044,453 of these shares and sole dispositive power with respect to all of these shares. The address of Invesco is 1555 Peachtree Street NE, Atlanta, GA 30309.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Trustees and executive officers, and holders of more than 10% of any class of our equity securities registered under Section 12 of the Exchange Act, to file with the SEC reports about their ownership of our equity securities. Such Trustees, officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We generally assist current Trustees and executive officers in filing these reports based on information obtained from them and from our records.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2014 all Section 16(a) filing requirements were satisfied on a timely basis.

AUDIT COMMITTEE MATTERS

Audit Committee Report

One of the principal purposes of the Audit Committee is to assist the Board of Trustees in the oversight of the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. For fiscal year 2014, KPMG LLP, our independent registered public accounting firm, audited the annual financial statements in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the year ended December 31, 2014 with our management. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also is responsible for assisting the Board of Trustees in the oversight of the qualification, independence and performance of KPMG LLP. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of the independent registered public accounting firm from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Trustees that our audited consolidated financial statements for fiscal year 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted, The Audit Committee of the Board of Trustees Jeffrey F. Rogatz (Chairman) John W. Fain Marianne M. Keler John F. Remondi

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table summarizes the fees billed by KPMG LLP for services rendered during, or in connection with, our 2014 and 2013 fiscal years.

	2014	2013
Audit Fees	$720,000	$695,000
Audit-Related Fees (1)	$180,000	$144,000
Tax Fees (2)	$221,752	$245,124
All Other Fees	—	—
Total	$1,121,752	$1,084,124

(1)                   Audit-Related Fees for 2014 and 2013 include fees to review various registration statements and other agreements and for the issuance of comfort letters.

(2)                   Tax fees for 2014 and 2013 related to tax consulting services.

All audit and permissible non-audit services provided by KPMG LLP to us were approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence from us.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to us. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which is annually reviewed and reassessed by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $200,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (a) the type of services covered by the engagement, (b) the dates the engagement is scheduled to commence and terminate, (c) the estimated fees payable by us pursuant to the engagement, (d) other material terms of the engagement, and (e) such other information as the Audit Committee may request.

PROPOSAL 2:

AMENDMENT TO DECLARATION OF TRUST TO
INCREASE THE COMPANY’S AUTHORIZED COMMON SHARES

The Board of Trustees has unanimously adopted, and now recommends for your approval, a proposal to amend Article VI, Section 6.1 of the Declaration of Trust to increase the number of our authorized common shares from 200,000,000 to 400,000,000. If the amendment is approved by the shareholders, the text of Article VI, Section 6.1 of the Declaration of Trust will be amended and restated to read in its entirety as follows:

“Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The total number of Shares of all classes that the Trust has authority to issue is 440,000,000, $0.01 par value per share. The aggregate par value of all Shares is $4,400,000. 400,000,000 Shares are initially classified as common shares of beneficial interest, $0.01 par value per share (“Common Shares”), and 40,000,000 Shares are initially classified as preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).”

As more fully set forth below, the proposed amendment is intended to improve our flexibility in meeting future needs for unreserved common shares. However, and while this is not the intent of the proposal, in addition to general corporate purposes, the proposed amendment can be used to make more difficult a change in control of the Company.

As of the close of business on March 13, 2015, we had 165,972,860 common shares issued and outstanding, and a total of 3,382,737 common shares reserved for issuance in connection with outstanding stock options, restricted shares and performance units and common shares reserved under 2004 and 2007 Equity Incentive Plan. After taking into consideration the above share amounts, and assuming no increase in the number of authorized common shares, we have only 30,644,403 unreserved common shares that remain available.

Reasons for the Amendment

From our inception, we have utilized our common shares and securities exchangeable for or convertible into our common shares for a variety of purposes relating to the acquisition of properties. We have also engaged in public and private offerings of common shares as a primary method of raising capital to fund our operations, and equity grants have comprised a substantial portion of our compensation program. It is our intention to continue to engage in all of these practices. Without the ability to do so, we believe that our future progress would be severely jeopardized and result in adverse consequences for our shareholders.

The Board of Trustees believes that the proposed increase in the number of authorized common shares is essential to facilitate our ability to acquire properties and entities that own properties, raise capital to fund our operations and compensate our employees. The shares proposed for authorization could be used, among other things, to increase funding through potential equity transactions with institutional or other investors, to acquire properties and entities from sellers which might seek to acquire an equity interest as part of their overall business arrangement with us, or to possibly acquire other businesses, as well as for other bona fide corporate purposes. If our shareholders do not approve this proposal to increase the number of authorized common shares, we believe that we will be substantially limited in our ability to advance our operational and strategic plans.

The increased number of authorized common shares will be available for issuance from time to time for such purposes and consideration as the Board of Trustees may approve and no further approval by our shareholders will be required, except as provided under Maryland law or under the rules of the New York Stock Exchange or any other national securities exchange or market on which our common shares may be listed. The availability of additional common shares for issuance, without the delay and expense of obtaining the approval of our shareholders at a subsequent special meeting, will afford us greater flexibility in acting upon proposed transactions.

The Company currently has no plans to issue any additional common shares other than the shares that have previously been reserved or committed for issuance as described above and common shares issued from time to time under the Company’s existing “at-the-market” equity program.

The increase in authorized common shares will not have any immediate effect on the rights of our existing shareholders. To the extent that additional authorized common shares are issued in the future, they would decrease our existing shareholders’ percentage equity ownership in the Company and, depending on the price at which they are issued, may be dilutive to existing shareholders. The additional common shares for which authorization is sought would have identical rights, preferences and privileges to the common shares authorized prior to approval of this proposal. Holders of our shares of beneficial interest do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current shareholders do not have a prior right to purchase any new issue of our common shares in order to maintain their proportionate ownership thereof.

The increase in the number of authorized common shares may facilitate certain other anti-takeover devices that may be advantageous for our management to attempt to prevent or delay a change of control. For example, our Board of Trustees could cause additional common shares to be issued to a holder or holders who might side with the Board of Trustees in opposing a takeover bid. Additionally, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through an acquisition of a substantial number of common shares, to acquire control of the Company, since the issuance of such shares could dilute the share ownership of such person or entity. Employing such devices may adversely impact shareholders who desire a change in management, or who desire to participate in a tender offer or other sale transaction involving the Company. At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this proposal is not being made in response to any such attempts.

No Dissenters’ Rights

Under Maryland law, shareholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

Recommendation and Required Vote

The Board of Trustees recommends a vote FOR the proposal to amend our Declaration of Trust to increase the number of our authorized common shares from 200,000,000 to 400,000,000. Assuming a quorum is present at the Meeting, a majority of the shares outstanding and entitled to vote is necessary to approve this proposal

PROPOSAL 3:

AMENDMENTS TO SIMPLIFY OWNERSHIP LIMITATION

PROVISIONS OF THE DECLARATION OF TRUST

The Board of Trustees has unanimously adopted, and now recommends for your approval, a proposal to amend various provisions of Article VII of the Declaration of Trust to simplify and streamline the limitations with respect to ownership of our common shares, as set forth in Article VII.  Specifically, Article VII will be amended to eliminate the concept of an “Excepted Holder Limit,” which is an exception to the general “Ownership Limit” contained in Article VII.  If these amendments are approved by the shareholders, the text of certain sections of Article VII of the Declaration of Trust will be amended and restated as set forth below under “Text of Proposed Amendments.”

Background of the Proposed Amendments

Article VII of our Declaration of Trust provides for limitations on the ownership and transfer of our shares of beneficial interest. Such restrictions are intended to assist us in maintaining and monitoring our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of the issued and outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year (other than our first year as a REIT). This test is known as the “5/50 test.” Attribution rules in the Internal Revenue Code apply to determine if any individual or entity actually or constructively owns our capital stock for purposes of this requirement.

In order to ensure our compliance with the foregoing tax law requirement, the Declaration of Trust currently includes an ownership limit which generally restricts any person, including an individual, corporation, any other entity or a “group,” as such term is defined under the beneficial ownership rules of the SEC, from “beneficially owning” or “constructively owning,” as each term is defined in the Declaration of Trust, more than 5% (in value or number of shares, whichever is more restrictive) of the outstanding common shares and more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred shares of the Company. Purported transfers or ownership of our shares in violation of these limits may result in the affected shares being transferred to a trust for a charitable beneficiary and not to the intended transferee or owner, or otherwise being void.

The REIT stock ownership limitations under the Internal Revenue Code and set forth in our Declaration of Trust involve technical and complex attribution and look-through rules. Under the attribution rules, shares of beneficial interest may be treated as owned by persons having specified relationships to the shareholder of record. In addition, shares of beneficial interest underlying outstanding options and warrants may, in certain circumstances, be treated for purposes of these rules as owned by the holder of the option or warrant. Under the look-through rules, certain entities are treated as look-through entities such that the shares of beneficial interest owned by the entity will be treated as owned proportionally by individuals who are the beneficial owners of the entity. Entities such as partnerships, mutual funds, and certain tax exempt pension plans are look-through entities for purposes of the look-through rules. As a result, even if one of these look-through entities acquires shares of beneficial interest in excess of the specified ownership limit (including pursuant to an exemption granted by our Board of Trustees), such ownership may not necessarily result in any individual beneficially or constructively owning shares of beneficial interest in excess of the specified ownership limit. Our Board of Trustees has the authority in its sole discretion to grant exemptions from the ownership limitations contained in our Declaration of Trust, upon determining that granting such exemption will not adversely affect our ability to maintain our qualification as a REIT, and subject to such representations, covenants and undertakings as it may deem appropriate.

Our Declaration of Trust also contains two other ownership limitations, described in the following paragraphs, both of which constitute exceptions from the general Ownership Limitation.  As discussed below, and in the following proposal, the Board of Trustees has determined, subject to shareholder approval, to eliminate these exceptions, which it believes will have the effect of streamlining the complex provisions contained in Article VII and making more straightforward the administration of these provisions and the Board’s consideration of granting exemptions from the Ownership Limit in situations it believes will benefit our company.

The “Excepted Holder Limit” restricts “Excepted Holders” as follows: (a) no single Excepted Holder who is considered an individual for purposes of Section 542(a)(2) of the Internal Revenue Code is permitted to beneficially own more than 29% (by number or value whichever is more restrictive) of the outstanding Common Shares; (b) no two Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Internal Revenue Code are permitted to beneficially own more than 34% (by number or value whichever is more restrictive) of the outstanding Common Shares; (c) no three Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Internal Revenue Code are permitted to beneficially own more than 39% (by number or value whichever is more restrictive) of the outstanding Common Shares; (d) no four Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Internal Revenue Code are permitted to beneficially own more than 44% (by number or value whichever is more restrictive) of the outstanding Common Shares; and (d) no five Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Internal Revenue Code are permitted to beneficially own more than 49% (by number or value whichever is more restrictive) of the outstanding Common Shares. The Declaration of Trust defines “Excepted Holders” as certain members of the families of Robert J. Amsdell, Barry L. Amsdell, Todd C. Amsdell, as well as trusts associated with such individuals.

The Excepted Holder Limit was established at the time of our 2004 initial public offering in light of the fact that following completion of the offering, certain of the Excepted Holders owned approximately 25.5% of our common shares (and approximately 27.9% on a fully diluted basis).  In conjunction with the 5% general ownership limitation, the Excepted Holder Limit was designed to facilitate this ownership position, while at the same time protecting our REIT status by prohibiting all other individual shareholders from owning more than 5% of the value of our outstanding common shares. Accordingly, no five individuals were able to own more than 49% of our shares and, thus, are able to be in compliance with the REIT qualification requirement prohibiting five or fewer individuals from owning more than 50% of the value of our outstanding shares.

The “Designated Investment Entity Limit,” which the Board also proposes to eliminate, is discussed in Proposal 4.

Reasons for the Proposed Amendments

Since the Company’s initial public offering, the percentage ownership of its shares by the Excepted Holders has declined significantly.  In the 2013 and 2014 proxy statements, no member of the Excepted Holder was disclosed as a beneficial owner of 5% or more of common shares.  However, the Declaration of Trust continues to include the Excepted Holder Limit.  At such a high threshold (29%—49%), the Excepted Holder Limit has the effect of constraining the analysis and action of the Board of Trustees in considering and granting exemptions from the ownership limitation, even in appropriate cases where the Board believes such an exemption would facilitate an investments by certain types of institutional investors, such as pension funds and mutual funds, that may be willing to make direct equity investments but require, as a practical matter, that the dollar amount of the investment be larger than the dollar amount that can currently be accommodated without an exemption.

The proposed amendments to the Declaration of Trust would as a practical matter give the Board of Trustees greater flexibility in considering requests for exemptions, since it would no longer have to factor into such consideration the possibility that one or more of the Excepted Holders could, without warning, accumulate a large number of shares, thereby jeopardizing our REIT status.  As a result, the Board of Trustees would, consistent with its fiduciary duties to our shareholders, be best able to determine the investors for whom exemptions from the ownership limit would be granted.   In determining whether to grant exemptions from the ownership limitation, the Board of Trustees will consider the Company’s capital needs, operations and financial condition, alternative financing sources, the identity and nature of persons to whom an exemption may be granted and other factors deemed relevant. Depending on the Company’s financial or operational condition and other factors at the time it is considering granting a specific exemption, the Board of Trustees may be more or less inclined to grant a particular exemption.

The Board of Trustees believes that adoption of the amendments to the Declaration of Trust regarding the simplification of the ownership limitations will enhance the Board’s ability to use exemptions to facilitate large equity investments in our company. The Board of Trustees believes that our continued growth is dependent in part on our ability to execute various strategies that are, in turn, is dependent on our ability to raise substantial equity capital.  While there are a variety of alternatives that may be available to us in this regard, the Board of Trustees believes that institutional equity investors constitute an important source of capital and that our financing strategy should be designed to afford the Company the ability to attract capital from this source.

Shareholders should carefully consider the proposed amendments to the Declaration of Trust. Management believes that the effect of the proposed amendments would be to grant the Board of Trustees greater flexibility in attracting equity capital to the Company from institutional investors.

 Text of Proposed Amendments

If this proposal is adopted, Article VII of the Declaration of Trust will be amended as set forth below. Note that if Proposal 4 is also adopted, Article VII will be amended to reflect the revisions described in both this proposal and Proposal 4.

The definitions of “Excepted Holder” and “Excepted Holder Limit” shall be deleted in their entireties.

Certain provisions in Article VII of the Declaration of Trust, as proposed to be amended, are set forth below. The proposed amendments to the definition have been marked by striking through the text to be deleted.

Section 7.2(a)(i)(1) — No Person shall Beneficially Own or Constructively Own Common Shares in excess of the Ownership Limit, other than a Designated Investment Entity, which shall not Beneficially Own or Constructively Own Common Shares in excess of the Designated Investment Entity Limit; and

Section 7.2.4(a) — every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided, that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee. Each owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limitor Designated Investment Entity Limit applicable to such owner; and

The text of the legend required to be borne by all certificates for shares of beneficial interest in the Company, set forth in Section 7.2.9 of the Declaration of Trust, as proposed to be amended, is set forth below. The proposed amendments to the legend have been marked by striking through the text to be deleted.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 5 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares, other than a Designated Investment Entity; (ii) no Person may Beneficially Own or Constructively Own Preferred Shares of the Trust in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust;

(iii) no Designated Investment Entity may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; (iv) no Person may Beneficially Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) or otherwise cause the Trust to fail to qualify as a real estate investment trust under the Code; and (v) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the limitations set forth in the Trust’s Declaration of Trust must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

No Dissenters’ Rights

Under Maryland law, shareholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

Recommendation and Required Vote

The Board of Trustees recommends a vote FOR the proposal to amend our Declaration of Trust to eliminate the “Excepted Holder Limit.” Assuming a quorum is present at the Meeting, a majority of the shares outstanding and entitled to vote is necessary to approve this proposal.

PROPOSAL 4:

INCREASE OF OWNERSHIP LIMIT

The Board of Trustees has unanimously adopted, and now recommends for your approval, a proposal to amend the Declaration of Trust to increase the “Ownership Limit” pertaining to ownership of the common shares from 5.0% to 9.8% and to simplify and streamline the limitations with respect to ownership of our common shares, as set forth in Article VII, by eliminating the concept of a “Designated Investment Entity Limit,” which is an exception to the general “Ownership Limit” contained in Article VII.  If these amendments are approved by the shareholders, the text of certain sections of Article VII of the Declaration of Trust will be amended and restated as set forth below under “Text of Proposed Amendments.”

NOTE THAT IF PROPOSAL 3 IS NOT APPROVED BY THE SHAREHOLDERS, THIS PROPOSAL WILL NOT BE IMPLEMENTED, EVEN IF APPROVED.  THIS IS BECAUSE THE BOARD OF TRUSTEES HAS DETERMINED THAT IF THE “EXCEPTED HOLDER LIMIT” DISCUSSED IN PROPOSAL 3 REMAINS IN EXISTENCE, THE COMPANY’S REIT STATUS WOULD BE BETTER SAFEGUARDED BY MAINTAINING THE GENERAL OWNERSHIP LIMIT AT ITS CURRENT LEVEL.

Background of the Proposed Amendments

The background of the ownership limitations contained in Article VII of our Declaration of Trust is set forth in Proposal 3 above.

Our Declaration of Trust also contains two other ownership limitations.  One is the Excepted Holder Limit discussed in Proposal 3.  The other is the “Designated Investment Entity Limit,” which restricts a “Designated Investment Entity” from beneficially owning or constructively owning more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares.  The Declaration of Trust defines a “Designated Investment Entity” as:  (a) an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code;  (b) an entity that qualifies as a regulated investment company under Section 851 of the Code; or (c) an entity that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended; and (iii) has or shares voting power and investment power under the Securities Exchange Act of 1934, as amended.

The Designated Investment Entity Limit was established at the time of our 2004 initial public offering in order to facilitate investments in our common shares, above the 5% general ownership limitation, by entities in the business of investing in securities (particularly REIT securities) who would be likely to have an appetite to own more than 5% of our common shares, but the nature of which would not threaten our REIT status (do to their structure).

As discussed below, the Board of Trustees has determined, subject to shareholder approval, to increase the general ownership limit and eliminate the Designated Investment Entity Limit.  Together with changes discussed in Proposal 3, the Board believes this proposal will have the effect of streamlining the complex provisions contained in Article VII and making more straightforward the administration of these provisions and the Board’s consideration of granting exemptions from the Ownership Limit in situations it believes will benefit our company.

Reasons for the Proposed Amendments

As discussed in Proposal 3, the Board of Trustees has determined it is in the best interest of the Company and our shareholders to eliminate the Excepted Holder Limit.  Were the Excepted Holder Limit to be eliminated, the Board believes there would be no reason to maintain the general ownership limit at 5%, since it was set at that level (rather than at the 9.8% or 9.9% level more common to REITs) because the Excepted Holder Limit, with its high threshold (29%—49%), required Board of Trustees to consider the possibility that one or more of the Excepted Holders could, without warning, accumulate a large number of shares, thereby jeopardizing our REIT status if other individuals had substantial ownership.  As an example, if the general ownership limit had been set at 9.8%, and three individuals each acquired 9.0% of the common shares, then one Excepted Holder, by accumulating the permitted 29% of the common shares, could jeopardize our REIT status, since four individuals would own 56% of the common shares.

If the Excepted Holder Limit is eliminated, there will be no reason for the general ownership limit to be kept at the relatively low 5% level.  In turn, if it is raised to 9.8%, the same level as the Designated Investment Entity Limit, there will be no reason to maintain that special limit, since it will rendered moot by the general ownership limit.

With a general ownership limit at the 9.8% level, our Board will be less constrained in its analysis and action in considering and granting exemptions from the ownership limitation.  As a result, the Board of Trustees would, consistent with its fiduciary duties to our shareholders, be best able to determine the investors for whom exemptions from the ownership limit would be granted.   In determining whether to grant exemptions from the ownership limitation, the Board of Trustees will consider the Company’s capital needs, operations and financial condition, alternative financing sources, the identity and nature of persons to whom an exemption may be granted and other factors deemed relevant. Depending on the Company’s financial or operational condition and other factors at the time it is considering granting a specific exemption, the Board of Trustees may be more or less inclined to grant a particular exemption.

Shareholders should carefully consider the proposed amendments to the Declaration of Trust. Management believes that the effect of the proposed amendments would be to grant the Board of Trustees greater flexibility in attracting equity capital to the Company from institutional investors.

Text of Proposed Amendments

Certain provisions in Article VII of the Declaration of Trust, as proposed to be amended, are set forth below. The proposed amendments to the definition have been marked by striking through the text to be deleted and underlining the text to be added.

Section 7.1 — Definition of Ownership Limit — The term “Ownership Limit” shall mean (i) with respect to the Common Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares, 9.8% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust.

Section 7.2(a)(i)(1) — No Person shall Beneficially Own or Constructively Own Common Shares in excess of the Ownership Limit, other than an Excepted Holder, which shall not Beneficially Own or Constructively Own Common Shares in excess of the Excepted Holder Limit for such Excepted Holder; and

Section 7.2.4(a) — every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided, that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee. Each owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limit or Excepted Holder Limit; and

Section 7.2.7(a) — The Board may exempt a Person from the Ownership Limit Limit if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the

Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of such Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exemption granted under this subparagraph (a); (iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that clause (2) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of such Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exemption granted under this subparagraph (a); and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any exemption thereto granted under this subparagraph (a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit with respect to such Person (determined without regard to the exemption granted such Person under this subparagraph (a)).

Section 7.2.7(c) — Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit , but only to the extent necessary to facilitate such public offering or private placement.

Section 7.2.7(d) — The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder with the prior written consent of such Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

Section 7.2.8 — Increase in Ownership Limit . The Board of Trustees may increase the Ownership Limit subject to the limitations provided in this Section 7.2.8.

(a) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49% of the value of the outstanding Shares.

(b) Prior to the modification of the Ownership Limit pursuant to this Section 7.2.8, the Board, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT if the modification in the Ownership Limit were to be made.

The text of the legend required to be borne by all certificates for shares of beneficial interest in the Company, set forth in Section 7.2.9 of the Declaration of Trust, as proposed to be amended, is set forth below. The proposed amendments to the legend have been marked by striking through the text to be deleted.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of [5] [Note — Will be changed to 9.8 percent if Proposal 4 is approved.] percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares, other than an Excepted Holder; (ii) no Person may Beneficially Own or Constructively Own Preferred Shares of the Trust in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust; (iii) no Excepted Holder may Beneficially Own or Constructively Own Common Shares in excess of the Excepted Holder Limit for such Excepted Holder, as set forth in the Trust’s Declaration of Trust; (iv)

no Person may Beneficially Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) or otherwise cause the Trust to fail to qualify as a real estate investment trust under the Code; and (v) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the limitations set forth in the Trust’s Declaration of Trust must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

No Dissenters’ Rights

Under Maryland law, shareholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

Recommendation and Required Vote

The Board of Trustees recommends a vote FOR the proposal to amend our Declaration of Trust to amend the Declaration of Trust to increase the “Ownership Limit” pertaining to ownership of the common shares from 5.0% to 9.8% and to simplify and streamline the limitations with respect to ownership of our common shares, as set forth in Article VII, by eliminating the concept of a “Designated Investment Entity Limit.”  Assuming a quorum is present at the Meeting, a majority of the shares outstanding and entitled to vote is necessary to approve this proposal.

PROPOSAL 5:

RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015.

The Board of Trustees asks shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board believes ratification by shareholders is a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders. We expect a representative of KPMG LLP to be present at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required and Recommendation of the Board of Trustees

Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Abstentions on this proposal are not counted as votes cast and will therefore have no effect on the outcome of the vote on this proposal and uninstructed shares on this proposal held by a bank or broker may be voted in the discretion of the bank or broker and treated as votes cast.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

PROPOSAL 6:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, as well as to vote to recommend, also on an advisory basis, the frequency of such votes on executive compensation. Our shareholders voted at the 2011 annual meeting of shareholders to adopt resolutions recommending that such votes on executive compensation be held on an annual basis. As disclosed in a Current Report on Form 8-K filed with the SEC on June 2, 2011, our Board of Trustees adopted the recommendation of our shareholders to hold annual advisory votes to approve our executive compensation. Accordingly, we are providing this vote as recommended by our shareholders and approved by our Board of Trustees.

As described in detail under the heading “Compensation Discussion and Analysis — Executive Compensation” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the Board’s commitment to provide executive compensation programs that conform with generally accepted best pay practices and align our executive compensation structure with our shareholders’ interests. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosures.”

Approval, by an advisory (non-binding) vote, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal. Because the say-on-pay vote is advisory, however, it is not binding on the Company, the Compensation Committee or our Board of Trustees. Our Board of Trustees and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

OTHER MATTERS

Other Matters to Come Before the 2015 Annual Meeting

No matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting or any adjournment or postponement thereof, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board of Trustees, or, if no recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2016 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 19, 2015.

In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal for inclusion in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of CubeSmart upon request. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2016 annual meeting must be received no earlier than the close of business on December 19, 2015 and no later than the close of business on January 18, 2016.

In addition, such shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee:

(1)                       the name, age, business address and residence address of such person,

(2)                       the class and number of shares of beneficial interest of CubeSmart that are beneficially owned or owned of record by such person, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such person,

(3)                       a description of all direct and indirect compensation and other material relationships during the past three years between or among such shareholder or any person associated with such shareholder, on the one hand, and each proposed nominee, and his or her associates, on the other hand, and

(4)                       all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected);

•                                          as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and

•                                          as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)                       the name and address of such shareholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner,

(2)                       the class and number of shares of each class of beneficial interest of CubeSmart that are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such shareholder or any beneficial owner, if any, on whose behalf the proposal is made,

(3)                       a description of any economic interest in or any other right with respect to (including from a third party), any of our shares (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any such securities, including, without limitation, any swaps or other derivative arrangements) held by such shareholder or any beneficial owner on whose behalf the proposal is made,

(4)                       a description of any agreements, arrangements or understandings between or among such shareholder or beneficial owner, on the one hand, and any other persons, on the other hand, in connection with the nomination of any person for election as a Trustee,

(5)                       a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate any person(s) named in its notice or to bring such proper business included in its notice before the annual meeting and whether or not such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of beneficial interest required to elect the proposed nominee(s) or approve the proposal(s) included in its notice and/or otherwise to solicit proxies from shareholders in support of the election of the proposed nominee(s) or the proposal, and

(6)                       all other information relating to such shareholder that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

Householding of Proxy Materials

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker or bank has sent one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm or bank and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you if you address your written request to or call CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355,  Attention: Secretary (telephone number: 610- 535-5700). If you are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting our Secretary in the same manner.

* * * *

By Order of the Board of Trustees

Jeffrey P. Foster Secretary
Malvern, Pennsylvania April 17, 2015

PRELIMINARY ANNUAL MEETING OF SHAREHOLDERS OF CUBESMART May 27,2015 GO GREEN a-Consent makes it easy to go paperless. With a-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 27. 2015. The proxy statement and 2014 Annual Report to Shareholders are available at http://investors.cubesmart.com/CorporateProfile.aspx?iid=4095755. Please sign, date and mail your proxy card in the envelope provided as soon as possible. t Please detach along perforated line and mail in the envelope provided. t 20830330330000000000 6 052715 THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF TRUSTEES AND “FOR” PROPOSALS 2, 3, 4, 5, AND 6. 0 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. Election of Trustees: 2. To consider and vote on a proposal to amend our current Declaration of Trust (the “Declaration of Trust”) to increase the authorlzed common DOD DFO R All NOMINEES NOMINEES: 0 William M. Diefenderfer Ill 0 Plero Bussani shares of beneficial interest (the “common shares”) from 200,000,000 to 400,000,000; WITHHOLD AUTHORITY FOR All NOMINEES D FOR All EXCEPT D (See inslruclions below) 0 Christopher P. Marr 0 Marianne M. Keler 0 Deborah R. Salzberg 0 John F. Remondi 0 Jeffrey F. Rogatz 0 John W. Fain 3. To consider and vote on a proposal to amend the Declaration of Trust to simplify the ownership limitation provisions of the Declaration of Trust; 4. To consider and vote on a proposal to amend the Declaration of Trust to increase the “Ownership Limit” pertaining to ownership of the common shares from 5.0% to 9.8%; DOD (DOD) 5. To ratify the appointment of KPMG LLP as our independent registered O O O public accounting firm for the year ending December 31, 2015; and 6. To cast an advisory vote to approve our executive compensation. 0 0 0 INSTRUCTIONS: To withhold authority to vote for any individualnominee(s), mark “FOR ALL EXCEPT” and fill in the circle nexlto each nominee you wish lo withhold, as shown here: e To change the address on your account, please check the box at right and indicate your new address In the address space above. Please note that D In their discretion, the proxies are authorized to vole upon such other matters as may properly come before this meeting. If this proxy card is properly executed and returned to the Company, the attorney-in-fact and proxy will vote all of the undersigned’s shares entitled to vote on the matters hereon as directed hereon or, where no direction Is Indicated, the undersigned’s vote will be cast FOR each of the matters hereon. The attorney-in-fact and proxy will vote such shares as recommended by the Board of Trustees, or,If no recommendation is given, in his own discretion, with regard to any other matters as may properly come before the meeting, Including any proposal to adjourn or postpone the meeting. changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Dale: I Isignature of Shareholder Date·I I Note: Please sign exactly as your name or names appear on this Proxy. When shares are held joinUy, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fuK lille as such. If lhe signer is a corporallon, please sign full corporate name by duly authorized officer, giving fullliUe as such If signer is a partnership, please sign in partnership name by authorized person. (0)

CUBESMART Proxy for Annual Meeting of Shareholders on May 27, 2015 Solicited on Behalf of the Board of Trustees The undersigned hereby appoints Christopher P. Marr, Timothy M. Martin, and Jeffrey P. Foster, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the Common Shares of the Company, held of record by the undersigned on March 13, 2015, at the Annual Meeting of Shareholders to be held on Wednesday, May 27, 2015, at 8:00 a.m., Eastern Daylight Savings time, at Cubesmart, 5 Old Lancaster Road, Malvern, PA 19355, and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side. For more information on how to obtain directions to be able to attend the annual meeting and/or vote in person at the annual meeting please see the accompanying proxy statement or contact our Secretary at 610-535-5000. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. (Continued and to be signed on the reverse side.) 1-1 (14475)